                                                                   EXHIBIT 10.27



                            MASTER SERVICES AGREEMENT

                                 BETWEEN EACH OF

                            SSP SOLUTION INCORPORATED

                                       AND

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                       AND

                         EDS INFORMATION SERVICES L.L.C.


                                DECEMBER 1, 2001

STATEMENT OF CONFIDENTIALITY


The information set forth on the following pages contains information that is confidential and proprietary to EDS. This information is submitted with the express understanding that is will be held in strict confidence and will not be disclosed, duplicated, or used, in whole or in part, for any purpose other than this services statement of work.



            EDS is a registered mark and the EDS logo is a trademark
                    of Electronic Data Systems Corporation.

  EDS is an equal opportunity employer and values the diversity of its people.

   Copyright (C)2000 Electronic Data Systems Corporation. All rights reserved.


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
                                TABLE OF CONTENTS
                            MASTER SERVICES AGREEMENT

                     ARTICLE I. SCOPE, TERM AND TASK ORDERS
1.1       SCOPE..................................................................................................     1
1.2       TERM; RENEWAL..........................................................................................     2
1.3       TASK ORDERS............................................................................................     2
1.4       ADDITIONAL SERVICES....................................................................................     3
1.5       CONFLICTS..............................................................................................     3
1.6       ADDITIONAL ITEMS OF PROPERTY...........................................................................     3
1.7       DELIVERY OF SERVICES...................................................................................     4
                                     ARTICLE II. RELATIONSHIP MANAGEMENT

2.1       EDS ACCOUNT EXECUTIVE..................................................................................     4
2.2       SSP SOLUTIONS  REPRESENTATIVE..........................................................................     4
2.3       RELIANCE ON INSTRUCTIONS...............................................................................     4

                             ARTICLE III. PERSONNEL

3.1       USE OF SUBSIDIARIES AND SUBCONTRACTORS.................................................................     4
3.2       HIRING OF EMPLOYEES....................................................................................     4

                                          ARTICLE IV. CLIENT'S ROLE

4.1       SSP SOLUTIONS' ROLE....................................................................................     5

                 ARTICLE V. WARRANTIES AND ADDITIONAL COVENANTS

5.1       WARRANTIES AND ADDITIONAL COVENANTS....................................................................     5
           (A)  PERFORMANCE......................................................................................     5
           (B)  SSP SOLUTIONS INFORMATION........................................................................     6
           (C)  VIRUSES..........................................................................................     6
           (D)  PERFORMANCE BY SSP SOLUTIONS....................................................................      6
5.2       DISCLAIMER OF WARRANTIES...............................................................................     6

                         ARTICLE VI. PROPRIETARY RIGHTS

6.1       DEFINITIONS............................................................................................     6
           (A)  EDS SOFTWARE.....................................................................................     6
           (B)  EDS-VENDOR SOFTWARE..............................................................................     6
           (C)  SSP SOLUTIONS  SOFTWARE..........................................................................     6
           (D)  SSP SOLUTIONS-VENDOR SOFTWARE....................................................................     7
           (E)  SOFTWARE.........................................................................................     7
6.2       BASIC OWNERSHIP........................................................................................     7
6.3       THIRD PARTY OWNERSHIP..................................................................................     7
           (A)  EDS-VENDOR SOFTWARE..............................................................................     7
           (B)  SSP SOLUTIONS-VENDOR SOFTWARE....................................................................     7
6.4       DELIVERABLES...........................................................................................     7
6.5       LICENSE TO SSP SOLUTIONS TECHNOLOGY....................................................................     8
6.6       FURTHER ASSURANCES.....................................................................................     8

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
                      ARTICLE VI. DATA AND CONFIDENTIALITY

7.1       DATA OF SSP SOLUTIONS..................................................................................     8
7.2       SAFEGUARDING DATA......................................................................................     9
7.3       PRIVACY LAWS...........................................................................................     9
7.4       CONFIDENTIALITY........................................................................................     9
           (A)  SCOPE OF OBLIGATIONS.............................................................................     9
           (B)  EXCEPTIONS.......................................................................................    10
7.5       AUDIT RIGHTS...........................................................................................    10
           (A)  GENERAL..........................................................................................    10
           (B)  PROCEDURES.......................................................................................    10
           (C)  RESULTS..........................................................................................    11

                             ARTICLE VIII. PAYMENTS

8.1       CHANGES FOR SERVICES...................................................................................    11
8.2       OUT-OF-POCKET EXPENSES.................................................................................    11
8.3       ANNUAL ADJUSTMENTS TO CHARGES..........................................................................    11
8.4       TIME OF PAYMENT; DISPUTED AMOUNTS......................................................................    11
8.5       TAXES..................................................................................................    12
           (A)  GENERAL..........................................................................................    12
           (B)  REPORTS AND RETURNS..............................................................................    12
           (C)  MINIMIZATION OF TAXES............................................................................    12
           (D)  TAX AUDITS.......................................................................................    12

                          ARTICLE IX. DISPUTE ESCALATION, MEDIATION AND ARBITRATION

9.1       DISPUTE ESCALATION.....................................................................................    13
9.2       MEDIATION; ARBITRATION.................................................................................    14
9.3       CONTINUED PERFORMANCE;  ESCROW ACCOUNT.................................................................    14

                           ARTICLE X. TERMINATION

10.1      TERMINATION FOR CAUSES.................................................................................    15
10.2      TERMINATION FOR NONPAYMENT.............................................................................    15
10.3      TERMINATION OF DORMANT AGREEMENT.......................................................................    15
10.4      TERMINATION FOR BANKRUPTCY AND RELATED EVENTS..........................................................    15
10.5      TERMINATION FOR FAILURE TO MEET OTHER REVENUE COMMITMENTS..............................................    15
10.6      EFFECTS OF EXPIRATION OR TERMINATION...................................................................    16
           (A)  EXPIRATION OR TERMINATION OF TASK ORDER ONLY.....................................................    16
           (B)  EXPIRATION OF AGREEMENT WITH NO OUTSTANDING TASK ORDERS OR TERMINATION OF AGREEMENT..............    16
           (C)  EXPIRATION OF AGREEMENT WITH OUTSTANDING TASK ORDERS.............................................    16
           (D)  TRANSITION ASSISTANCE AT EXPIRATION OR TERMINATION OF TASK ORDER OR AGREEMENT....................    16
           (E)  CHARGES..........................................................................................    16

                                    ARTICLE XI. INDEMNITIES AND LIABILITY

11.1      INDEMNITIES............................................................................................    17
           (A)  CLAIMS RELATING TO PERSONAL INJURY AND PROPERTY DAMAGE...........................................    17
           (B)  INFRINGEMENT CLAIMS..............................................................................    17

           (C)  CLAIMS RELATING TO INTERNET USAGE................................................................    18
           (D)  THIRD PARTY INDEMNIFICATION OF EDS...............................................................    18
           (E)  PROCEDURES.......................................................................................    19
11.2      LIABILITY..............................................................................................    19
           (A)  GENERAL LIMITATIONS..............................................................................    19
           (B)  TASK ORDER DAMAGES LIMIT.........................................................................    19
           (C)  LIMITATION ON OTHER DAMAGES......................................................................    19
           (D)  EXCEPTIONS TO LIMITATIONS........................................................................    19
           (E)  DUTY TO MITIGATION...............................................................................    20
           (F)  CONTRACTUAL STATUTE OF LIMITATIONS...............................................................    20
           (G)  ACKNOWLEDGMENT...................................................................................    20

                           ARTICLE XII. MISCELLANEOUS

12.1      RIGHT TO ENGAGE IN OTHER ACTIVITIES....................................................................    20
12.2      INDEPENDENT CONTRACTORS................................................................................    20
12.3      ENTIRE AGREEMENT;  SURVIVAL............................................................................    20
12.4      AMENDMENTS; WAIVER.....................................................................................    21
12.5      BINDING NATURE;  ASSIGNMENT............................................................................    21
12.6      EXPORT REGULATIONS.....................................................................................    21
12.7      APPROVALS AND SIMILAR ACTIONS..........................................................................    22
12.8      NOTICES................................................................................................    22
12.9      EXCUSED PERFORMANCE....................................................................................    22
12.10     PUBLIC RELATIONS AND MARKETING REFERENCES..............................................................    22
12.11     CONSTRUCTION RULES.....................................................................................    23
12.12     GOVERNING LAW..........................................................................................    23



                                                  SCHEDULES

SCHEDULE OF DEFINITIONS..........................................................................................    24
SCHEDULE 1.1 - TASK ORDER FORM...................................................................................    25
SCHEDULE 4.1 - CLIENT'S ROLE.....................................................................................    31
SCHEDULE 8.3 - ANNUAL ADJUSTMENT TO CHARGES......................................................................    32
SCHEDULE 12.8 - NOTICES..........................................................................................    34

                            MASTER SERVICES AGREEMENT


         THIS MASTER SERVICES AGREEMENT (the "Agreement"), dated as of November __, 2001, is by and between SSP Solutions Incorporated, a Delaware corporation ("SSP Solutions"), and each of Electronic Data Systems Corporation, a Delaware corporation, and EDS Information Services L.L.C., a Delaware limited liability company (referred to collectively hereinafter as, "EDS"). By way of background, EDS and SSP Solution, successor in interest to Biz Interactive Zone Inc, are parties to a certain Alliance Agreement, dated November 8, 2000 ("Alliance Agreement"), where SSP Solutions and EDS agrees to established a strategic teaming relationship to create, sell, and deliver a set of secure transaction processing offerings based upon certain target products as defined thereinunder. This Agreement documents the terms and conditions under which SSP Solutions agrees to purchase, and EDS agrees to provide, such information technology services, resources and deliverables as EDS and SSP Solutions mutually agree on from time to time and document in separate, written task orders in support of the strategic teaming relationship defined under the Alliance Agreement. SSP Solutions and EDS each desire to establish a mechanism for the execution of such task orders and to agree upon certain standard provisions that will govern the performance of the activities contemplated by each such task order. The obligations of EDS set forth in this Agreement and in each such task order will be performed by EDS, itself and through its direct and indirect wholly owned subsidiaries. All references to EDS in this Agreement will be deemed to include all such subsidiaries, and EDS and SSP Solutions may be referred to in this Agreement individually as a "Party" and together as the "Parties". For convenience of reference, the Schedule of Definitions attached hereto sets forth the capitalized terms that are used in this Agreement and identifies the sections hereof in which the definitions for such terms appear.


                     ARTICLE I. SCOPE, TERM AND TASK ORDERS

1.1      GENERAL INTENT/SCOPE.

         (a) GENERAL. This Agreement establishes the standard provisions that will apply to the services, resources and deliverables to be provided by EDS to SSP Solutions in the United States as mutually agreed upon from time to time by EDS and SSP Solutions and confirmed in a task order substantially in the form attached hereto as Schedule 1.1 (each, a "Task Order"). The Parties each acknowledge that the terms and conditions of this Agreement may not adequately cover certain types of services, resources, or deliverables contemplated to be performed by EDS under any such Task Orders. In the event that SSP Solutions requests and EDS agrees to perform such services, the Party each agree to negotiate in good faith any additional provisions as may be required for such services, resources, or deliverables, on a case by case basis. The services to be performed by EDS under this Agreement, as set forth in each Task Order are collectively referred to herein as the "Services". Each Task Order will be prepared in accordance with the terms of Section 1.2 and each Task Order will be numbered sequentially beginning with the number one and, when executed by the Parties, will be attached hereto and made a part hereof for all purposes. The Parties acknowledge and agree that except for the provisions of this Agreement and any Task Orders executed and delivered by the Parties in the future that specifically obligate a Party to provide or purchase certain services, resources or deliverables, each Party reserves the right to supply or obtain any information technology services or products to or from any other SSP Solutions or source during the term of this Agreement.


         (b) PREFERRED PROVIDER. During the term of this Agreement, SSP Solutions will recommend EDS as its preferred provider for certain EDS information technology services (such as enterprise application management, transaction processing, and other information technology and consulting services) as identified by the Parties and developed in conjunction with SSP Solutions' Target Products (as defined under the Alliance Agreement) as a component of an alliance offering under the Alliance Agreement in the delivery of secure transaction processing services ("Alliance Offerings"). SSP Solutions acknowledges and agrees that EDS may provide information technology services (including the EDS Services under each Work Order) for third parties at any EDS facility that EDS may utilize from time to time for performing the EDS Services. Subject to the restrictions on the disclosure of confidential information set forth in Article 7, of the Agreement, nothing in this Agreement or any Task Order will impair EDS' right to acquire, license, market, distribute, develop for itself or others or have others develop for EDS similar technology performing the same or similar functions as the technology and EDS Services contemplated by this Agreement or any Task Order.

1.2 TERM; RENEWAL. Unless terminated earlier in accordance with the provisions of this Agreement, the term of this Agreement will commence on December 1, 2001 (the, "Effective Date") and will expire on December 31, 2006 (the "Expiration Date"). Thereafter, the term of this Agreement may be extended by mutual written agreement of the Parties.

1.3 TASK ORDERS. All services, resources and deliverables to be provided by EDS to SSP Solutions will be set forth in written Task Orders. Each Task Order will include, at a minimum, the following:

         (a) A reference to this Agreement, which reference will be deemed to incorporate all of the provisions of this Agreement;

         (b) The date as of which the provisions of the Task Order will be effective and, if applicable, the term or period of time during which the Services described therein will be provided;

         (c) A description of the Services to be provided by EDS under the Task Order (including the location at which such Services are to be provided and, if applicable, the names and positions for all EDS personnel to be used) and the performance criteria, standards and milestones applicable to such Services;

         (d) In the event that Services to be performed under a Task Order, includes software development or system development, design, configuration, adaptation, integration, implementation and/or installation (i) a description of the methodology (including the manner in which the functional and technical specifications therefor will be designed), change order procedures, testing procedures and requirements, approval procedures and acceptance criteria to be used (or, if any of such items cannot be determined at that time, the mechanics of how such item(s) will be determined), (ii) a description of the documentation to be developed, the warranties to be given and the training services to be provided, (iii) a description of any and all deliverables as may be expressly defined thereunder, and (iv) any modification to the terms of Section
                  6.4 of this Agreement as mutually agreed upon between the Parties from time to time, provided, however, that the ownership of deliverables are deemed by the Parties to be (A) a "work for hire" and (B) inconsistent with the terms of
                  Section 6.4 of this Agreement;

         (e) An identification and listing of any third party hardware and third party software to be acquired, a description of the terms and conditions relating to the procurement thereof and a determination of whether such procurement is to be done by EDS or by SSP Solutions, whether through EDS or otherwise;

         (f) An identification and listing of the EDS-Vendor Software, SSP Solutions Software and SSP Solutions-Vendor Software to be used in connection with the Services to be provided under the Task Order;

         (g) A description of the responsibilities of SSP Solutions relating to the Task Order, including any facilities, hardware, software, personnel or other support to be provided to EDS;

         (h) The amounts payable for the Services to be provided under the Task Order (including, if applicable, the rate(s) for all EDS personnel to be used in EDS' performance of the Services) and the schedule on which such amounts will be invoiced by EDS;

         (j)      The applicable Task Order Damages Limit; and

         (k) Any additional provisions applicable to the Services to be provided under the Task Order that are required by this Agreement to be addressed, are not otherwise set forth in this Agreement or are exceptions to the provisions set forth in this Agreement.

         No Task Order will become effective until it has been executed by an authorized representative of each of EDS and SSP Solutions.

1.4 ADDITIONAL SERVICES. Upon the reasonable written request of SSP Solutions, EDS may provide SSP Solutions with such additional services which are beyond the material scope, level or capacity of the Services described in any or all Task Orders as SSP Solutions and EDS agree in accordance with Section 1.4 (collectively, the "Additional Services"). The specific request for Additional Services to be supplied by EDS to SSP Solutions, the compensation to be paid, the specifications (if any) for the Additional Services and other related matters shall be expressly documented either in (i) an amendment to a Task Order or (ii) a separate Task Order, as EDS' solely deems appropriate, as prepared from time to time by EDS in response to a request by SSP Solutions for Additional Services. Each Task Order will be prepared in accordance with the terms of Section 1.3, above. The Parties each acknowledge and agree that no billable Additional Services shall begin unless and until a Task Order is executed and delivered by the EDS Account Executive, as defined under Section 2.1 of this Agreement, and the SSP Solution Representative, as defined herein below.


1.5 CONFLICTS. In the event of any express conflict or inconsistency between the provisions of a Task Order and the provisions of this Agreement, the provisions of the Task Order will govern and control with respect to the interpretation of that Task Order; provided, however, that the provisions of the Task Order will be so construed to give effect to the applicable provisions of this Agreement to the fullest extent possible. Any changes or modifications made to this Agreement in accordance with Section 12.4 will apply to all Task Orders, and any changes or modifications made to any Task Order in accordance with Section 12.4 will apply only to that Task Order, unless the Parties otherwise expressly agree in writing.

1.6 ADDITIONAL ITEMS OF PROPERTY. If any additional items of property, whether in the form of equipment, software or otherwise, are required by EDS to perform the Services or otherwise to meet its obligations under any Task Order, whether in addition to or in replacement of any then existing property, EDS will inform SSP Solutions and, with SSP Solutions' prior written consent, will obtain such additional items and will provide them to SSP Solutions at SSP Solutions' expense and on such other terms and conditions as the Parties mutually agree. If SSP Solutions, on its own, decides to acquire any additional items of property for use in SSP Solutions' information technology environment at an EDS facility site, whether in addition to or in replacement of any then existing property, SSP Solutions will consult with, and obtain the consent of, EDS prior to acquiring such property. If SSP Solutions does not approve an acquisition proposed by EDS or does not obtain EDS' consent to SSP Solutions' own acquisition of property, EDS will not be responsible or penalized for any adverse impact on SSP Solutions, the Services or any applicable performance criteria, standards or milestones resulting therefrom, but will use commercially reasonable efforts to mitigate it. If EDS' responsibilities in connection with this Section 1.6 (such as site preparation, transportation, installation or maintenance) require resources in addition to those then being used to perform the Services, such resources will be provided at SSP Solutions' expense and on such other terms and conditions as the Parties mutually agree.

1.7 DELIVERY OF SERVICES. Notwithstanding anything to the contrary in this Agreement or any Task Order incorporated thereunder, EDS may, in its sole discretion, perform the Services or any portion thereof from any location determined by EDS, or relocate any Software or equipment used by EDS to perform the EDS Services; provided, however, that any change in service location made by EDS in its sole discretion shall not (i) materially and adversely impacts EDS' ability to perform its obligations hereunder, including the achievement of any applicable service levels, (ii) increase SSP's fees or costs (unless EDS agrees to reimburse SSP for such increase in SSP's fees and costs), (iii) materially and adversely impacts the way in which SSP conducts its business or operations, or (iv) materially diminishes the level of security as described under this Agreement or a Task Order of any Software or hardware equipment as so relocated.


                       ARTICLE II. RELATIONSHIP MANAGEMENT

2.1 EDS ACCOUNT EXECUTIVE. During the term of this Agreement while any Task Order is outstanding and subject to the terms of this Section 2.1, EDS will provide an individual who will be primarily dedicated to SSP Solutions' account and who may maintain an office at SSP Solutions Facilities as defined under Schedule 4.1 (the "EDS Account Executive"). For the first twenty-four (24) months immediately following the Effective Date of this Agreement (provided that SSP Solutions and EDS have entered into a Task Order), EDS will provide a EDS Account Executive whose overall responsibilities will focus on (i) the delivery of Services described under the Task Order(s), and (ii) the support of an alliance offering as further described hereunder. Effective on the twenty-fifth (25th) month after the Effective Date of this Agreement, the EDS Account Executive focus will become leveraged on a part time basis and will focus on the delivery of Services to SSP Solutions only as described below. For purposes of clarification, the EDS Account Executive (a) will be reasonably acceptable to SSP Solutions, (b) will be the primary contact for SSP Solutions in dealing with EDS under this Agreement and any Task Order unless otherwise agreed to by the Parties,
         (c) will have overall responsibility for managing and coordinating the delivery of the Services including (i) invoicing of Services, (ii) monitoring and reporting of any defined services levels, and (iii) facilitating EDS internal marketing support for teaming alliance offerings consisting of SSP Solutions Software and EDS Services, (d) will meet regularly with the SSP Solutions Representative and (e) will have the power and authority to make decisions with respect to actions to be taken by EDS in the ordinary course of day-to-day management of SSP Solutions' account in accordance with this Agreement. The EDS Account Executive may designate in writing an additional EDS employee to be the point of contact for SSP Solutions with respect to the Services to be provided under a particular Task Order.

2.2 SSP SOLUTIONS REPRESENTATIVE. During the term of this Agreement, SSP Solutions will designate a senior level individual who will be authorized to act as SSP Solutions' primary contact for EDS in dealing with SSP Solutions under this Agreement and who will have the power and authority to make decisions with respect to actions to be taken by SSP Solutions under this Agreement (the "SSP Solutions Representative"). The SSP Solutions Representative may designate in writing (a) an additional SSP Solutions employee to be the point of contact for EDS with respect to the Services to be provided under a particular Task Order and (b) a reasonable number of additional SSP Solutions employees to be points of contact for EDS with respect to particular matters of expertise relating to one or more Task Orders.

2.3 RELIANCE ON INSTRUCTIONS. In performing its obligations under this Agreement, EDS will be entitled to rely upon any routine instructions, authorizations, approvals or other information provided to EDS by the SSP Solutions Representative or, as to areas of competency specifically identified by the SSP Solutions Representative, by any other SSP Solutions personnel identified by the SSP Solutions Representative, from time to time, as having authority to provide the same on behalf of SSP Solutions in such person's area of competency. Unless EDS knew of any error, incorrectness or inaccuracy in such instructions, authorizations, approvals or other information, EDS will incur no liability or responsibility of any kind in relying on or complying with any such instructions, authorizations, approvals or other information.

                             ARTICLE III. PERSONNEL

3.1 USE OF SUBSIDIARIES AND SUBCONTRACTORS. The Services will be performed by EDS, itself and through its direct and indirect wholly-owned subsidiaries, including EIS. Subject to the other provisions of this
         Section 3.1, EDS may assign this Agreement to an EDS affiliates and may subcontract any portion of the Services to third parties, including to EDS affiliates. EDS will not disclose any confidential information of SSP Solutions to any unaffiliated subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such confidential information in the manner required by Section 7.4 and then only to the extent necessary for such subcontractor to perform those Services subcontracted to it. EDS will remain responsible for the obligations performed by any of its subsidiaries or subcontractors to the same extent as if such obligations were performed by EDS.

3.2 HIRING OF EMPLOYEES. During the term of this Agreement and for a period of 12 months thereafter, neither Party will solicit, directly or indirectly, for employment or employ any employee of the other Party who is or was actively involved in the performance, consumption or evaluation of the Services without the prior written consent of the other. Notwithstanding the foregoing, the Parties acknowledge and agree that this Agreement will not prohibit (a) any executive search or similar business controlled by EDS or by any of its affiliates from engaging in its business in the ordinary course in a manner consistent with past practices on behalf of SSP Solutions other than EDS or (b) solicitations through advertising or other publications of general circulation.

3.4 OTHER THIRD PARTY SUPPLIERS. At any time during the term of this Agreement or any Task Order, SSP Solutions may perform any or a portion of its performance obligations as described hereunder or thereunder by itself and through its other third party providers which are other than EDS ("Third Party Supplier") with the prior written consent of EDS, which shall not unreasonably be withheld. Subject to the terms of this
         Section 3.4, SSP Solutions may contract to Third Party Suppliers any portion of its performance obligations as approved by EDS; provided, however, that SSP Solutions will remain responsible for the obligations performed by any and all of its Third Party Suppliers as assigned to the same extent as if such obligations were performed by SSP Solutions. With respect to this Agreement and any Task Order between EDS and SSP Solutions, SSP Solutions will (a) flow down to its Third Party Supplier the terms and conditions of its performance obligations to which are applicable under such an assignment, (b) will require its Third Party Supplier to comply with and be bound by the terms and conditions of this Agreement or Task Order to the same extent as if the Third Party Supplier were a party hereto, and (c) not disclose any confidential information of EDS including the terms of this Agreement, to any unaffiliated third party unless and until such third party has agreed in writing to protect the confidentiality of such confidential information in the manner required by Sections 7.4 and then only to the extent necessary for such third party to perform those performance obligations assigned to it under separate agreement.

                         ARTICLE IV. SSP SOLUTIONS' ROLE

4.1 SSP SOLUTIONS' ROLE. During the term of this Agreement and in connection with EDS' performance of its obligations hereunder, SSP Solutions will, at its own cost and expense, have the obligations to EDS, and retain the responsibilities, described in Schedule 4.1 as well as those assigned to SSP Solutions in each Task Order. SSP Solutions acknowledges and agrees that EDS' ability to perform the Services in accordance with this Agreement is contingent upon SSP Solutions' timely performance of those obligations assigned to SSP Solutions hereunder and under each Task Order.

                 ARTICLE V. WARRANTIES AND ADDITIONAL COVENANTS

5.1      WARRANTIES AND ADDITIONAL COVENANTS

         (a) PERFORMANCE. EDS represents and warrants that all Services will be performed in a professional and workmanlike manner. In all cases where EDS has not committed to a specific performance standard in a Task Order, EDS will use reasonable care in providing information technology services thereunder. However, the price being charged by EDS for the Services does not include any risk contingency or other assumption of risk, beyond the cost of performance. It is understood and agreed by the Parties that by performing the Services EDS is not acting in the capacity or taking on the responsibility of an insurer, and that it is the responsibility of SSP Solutions to obtain insurance, if any, covering damages to SSP Solutions or third parties. The Parties expressly acknowledge that the limitations and exclusions set forth in this Section 5.1(a) represent the Parties' agreement taking into account each Party's level of risk associated with the performance or nonperformance of its obligations under this Agreement or any Task Order and the payments and other benefits to be derived by each Party pursuant to the terms of this Agreement. The provisions of this Section 5.1(a) will survive the expiration or termination of this Agreement for any reason.

         (b) SSP SOLUTIONS INFORMATION. SSP Solutions represents and warrants that the information, data, representations, and materials furnished by SSP Solutions to EDS on which EDS based the description of the Services, any applicable performance standards and the charges to be paid by SSP Solutions therefor, as set forth in each Task Order, are current, accurate and complete in all material

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
                  respects, and no material changes occurred up through the date of execution of the Task Order.

         (c) VIRUSES. Each Party will use commercially reasonable measures to screen any software provided or made available by it to the other Party under a Task Order for the purpose of avoiding the introduction of any "virus" or other computer software routine or hardware components which are designed (i) to permit access or use by third parties to the software of the other Party not authorized by this Agreement, (ii) to disable or damage hardware or damage, erase or delay access to software or data of the other Party or (iii) to perform any other similar actions.

         (d) PERFORMANCE BY SSP SOLUTIONS. SSP Solutions represents and warrants that it and its SSP Solutions personnel will not make any representations (including, but not limited to any representation that it is a partner, joint venturer or fiduciary of EDS), guarantees or warranties to its customers
                  (i) on behalf of EDS, or (ii) regarding the performance of other characteristics of the EDS Services, beyond those approved in writing by EDS or stated in this Agreement and any Task Order as may be incorporated hereunder.

         (e) PERFORMANCE BY EDS. EDS represents and warrants that it and its EDS personnel will not make any representations (including, but not limited to any representation that it is a partner, joint venturer or fiduciary of SSP Solutions), guarantees or warranties to its customers (i) on behalf of SSP Solutions, or (ii) regarding the performance of other characteristics of the SSP Solutions products or services, beyond those approved in writing by SSP Solutions or stated in this Agreement and any Task Order as may be incorporated hereunder.


         5.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 5.1 OR A TASK ORDER, EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF ANY INFORMATION TECHNOLOGY SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER ANY TASK ORDER OR THAT THE OPERATION OF ANY SUCH SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS WILL BE UNINTERRUPTED OR ERROR-FREE.


                         ARTICLE VI. PROPRIETARY RIGHTS

6.1         DEFINITIONS.  For purposes of this Agreement and each Task Order:

         (a) EDS SOFTWARE. The term "EDS Software" means any Software that is owned or developed by or on behalf of EDS before the Effective Date, or is acquired or developed by or on behalf of EDS after the Effective Date without reference to or use of the intellectual property of SSP Solutions. The EDS Software that is expected, as of the date of a Task Order, to be used initially by EDS in performing Services thereunder will be identified as such in such Task Order.

         (b) EDS-VENDOR SOFTWARE. The term "EDS-Vendor Software" means any Software that is proprietary to any party other than EDS or SSP Solutions and is licensed to EDS. The EDS-Vendor Software that is expected, as of the date of a Task Order, to be used initially by EDS in performing Services thereunder will be identified as such in such Task Order.

         (c) SSP SOLUTIONS SOFTWARE. The term "SSP Solutions Software" means any Software that is owned or developed by or on behalf of SSP Solutions before the Effective Date, or is acquired or developed by or on behalf of SSP Solutions (other than by EDS) after the Effective Date without reference to or use of the intellectual property of EDS. The SSP Solutions Software that is expected, as of the date of a Task Order, to be used initially by EDS in performing Services thereunder will be identified as such in such Task Order.

         (d) SSP SOLUTIONS-VENDOR SOFTWARE. The term "SSP Solutions-Vendor Software" means any Software that is proprietary to any party other than SSP Solutions or EDS and is licensed to SSP Solutions. The SSP Solutions-Vendor Software that is expected, as of the date of a Task Order, to be used initially by EDS in performing Services thereunder will be identified as such in such Task Order.


         (e) SOFTWARE. The term "Software", as used in the terms that are defined in this Section 6.1(e), means computer programs, together with input and output formats, source and object codes, program listings, data models, flow charts, outlines, narrative descriptions, operating instructions and supporting documentation, and includes the tangible media upon which such programs and documentation are recorded, including all authorized reproductions of such programs. Except as otherwise expressly provided in this Agreement, Software includes any corrections, enhancements, translations, modifications, updates, new releases, new versions and other changes thereof or thereto (collectively, "Software Changes").


6.2 BASIC OWNERSHIP. Each Party will retain all rights in any Software as defined under Section 6.1, ideas, concepts, know-how, development tools, techniques or any other proprietary material or information that it owned or developed prior to the date of this Agreement, or acquired or developed after the date of this Agreement without reference to or use of the intellectual property such as know-how, methodologies, processes, technologies, algorithms, Software, development tools, ideas, concepts, trade secrets, confidential information or any other proprietary material or information of the other Party.


6.3      THIRD PARTY OWNERSHIP.


         (a)      EDS-VENDOR SOFTWARE. All EDS-Vendor Software as defined under
                  Section 6.1(b), will be and remain the property of the applicable third party vendor(s), and, as between EDS and SSP Solutions, all software changes made by EDS thereto will be owned by EDS. EDS will obtain all consents necessary to permit EDS (and any subcontractors of EDS engaged in accordance with this Agreement or any Work Order) to access the EDS-Vendor Software in connection with the performance of the Services and will pay all costs and expenses associated therewith. During the term of this Agreement or any Work Order if applicable, EDS will pay all required license, installation, maintenance, and upgrade fees with respect to the EDS-Vendor Software.


         (b) SSP SOLUTIONS-VENDOR SOFTWARE. All SSP Solutions-Vendor Software as defined under Section 6.1(d) and used under this Agreement or any Task Order is subject to any SSP Solutions-Vendor rights or restrictions, will be and remain the property of the applicable third party vendor(s). The SSP Solutions-Vendor Software will be made available to EDS in such form and on such media as EDS may reasonably request and as SSP Solutions is reasonably able to provide. Subject to the terms and conditions of Schedule 4.1, SSP Solutions will obtain all consents necessary to permit EDS (and any subcontractors of EDS engaged in accordance with this Agreement or any Task Order) to access the object-code versions of the SSP Solutions-Vendor Software in connection with the performance of the Services and will pay all costs and expenses associated with obtaining such consents. During the term of this Agreement, SSP Solutions will pay all required license, installation, maintenance, and upgrade fees with respect to the SSP Solutions-Vendor Software; unless otherwise agreed upon by the Parties.


6.4 DELIVERABLES. Unless, specifically expressed otherwise under any Task Order as mutually agreed upon by the Parties pursuant to the terms of
         Section 1.3(d) and subject to any third party rights or restrictions and the other provisions of this Article VI, EDS will own all intellectual property rights in or related to all deliverables that are developed and delivered by EDS as expressly specified under each Task Order incorporated hereunder (the "Deliverables"). However, upon payment therefor in accordance with any such Task Order, SSP Solutions will own and will have the right and license to use, the copy of the Deliverables (including any

         Tools (as defined below) that are used in producing the Deliverables and become, and remain, embedded therein) provided by EDS to SSP Solution, as the case may be, under each Task Order pursuant to the terms and conditions of this Section 6.6(b). Such copy, if the Deliverable is Software, will be in object code form, and the related right and license to use will consist of SSP Solutions, being able to load, execute, display, copy, modify, store and otherwise use such object code copy. Delivery of the copy of each Deliverable under a Task Order (as the case may be) will occur promptly after payment by SSP Solution to EDS therefor in accordance with each Task Order, with EDS retaining the right to access and use such copy during the term of this Agreement and each outstanding Task Orders incorporated thereunder. The right and license granted to SSP Solutions, in this Section 6.4 will be perpetual (subject to compliance by SSP Solutions with this sentence), royalty-free, nontransferable, and nonexclusive and will be limited to SSP Solutions' internal use (not for distribution, sell, or use for service bureau purposes) and exploitation of such copy. The Deliverables, including the copy thereof to be owned by SSP Solutions are confidential and will be subject to Article VII. Notwithstanding anything to the contrary in this Agreement or any Work Order, EDS (i) will retain all right, title and interest in and to all know-how, intellectual property, methodologies, processes, technologies, algorithms, software or development tools used in performing the Services which are based on trade secrets or proprietary information of EDS, are developed or created by or on behalf of EDS without reference to or use of the intellectual property of SSP Solutions, or are otherwise owned or licensed by EDS (collectively, "Tools"), (ii) subject to the confidentiality obligations set forth in Article VII, will be free to use the ideas, concepts, methodologies, processes and know-how which are developed or created in the course of performing the Services and may be retained by EDS' employees in intangible form, all of which constitute substantial rights on the part of EDS in the technology developed as a result of the Services performed under this Agreement and each Task Order, and (iii) will retain ownership of any EDS Software or Tools that are used in producing the Deliverables and become embedded in the Deliverables. No licenses will be deemed to have been granted by either Party to any of its patents, trade secrets, trademarks or copyrights, except as otherwise expressly provided in this Agreement or under any Task Order as may be incorporated in thereunder. Nothing in this Agreement or under any Task Order as may be incorporated in thereunder will require EDS or SSP Solutions to violate the proprietary rights of any third party in any Software or otherwise.


6.5 LICENSE TO SSP SOLUTIONS TECHNOLOGY. To the extent required under a Task Order and subject to the terms and conditions of Article VI and VII, of this Agreement, SSP Solutions will hereby grant to EDS a non-exclusive, nontransferable, license to possess, copy, modify, adapt, and otherwise use, solely for the purpose of performing the Services during the term of this Agreement or any Task Order, any and all SSP Solutions Data (as defined under Section 7.1), technology, SSP Solutions Software and other information owned or licensed by and delivered by SSP Solutions to EDS (collectively, "SSP Solutions Technology") for use in connection with EDS' performance of the Services as contemplated hereunder and as described under each Task Order. EDS may make a reasonable number of copies of the SSP Solutions Technology solely for backup and disaster recovery purposes related to the performance of the Services.


6.6 FURTHER ASSURANCES. EDS and SSP Solutions agree to execute and deliver such other instruments and documents as either Party reasonably requests to evidence or effect the transactions contemplated by this
         Article VI. The provisions of this Article VI will survive the expiration or termination of this Agreement and each Task Order for any reason.

                      ARTICLE VI. DATA AND CONFIDENTIALITY

7.1 DATA OF SSP SOLUTIONS. As between EDS and SSP Solutions, information relating to SSP Solutions or its customers (the "SSP Solutions Data") is confidential, will be subject to Section 7.4 and will be and remain the property of SSP Solutions. EDS (and any subcontractors of EDS engaged in accordance with this Agreement) is hereby authorized to have access to and to make use of the SSP Solutions Data for the term of this Agreement as is appropriate for the performance by EDS of its obligations under each Task Order. Upon expiration or termination of this Agreement for any reason, subject to any record retention requirements of EDS, EDS will, at SSP Solutions' expense, return to SSP Solutions all of the SSP Solutions Data in EDS' possession and in EDS' then existing machine-readable format and media. EDS will not use the SSP Solutions

         Data for any purpose other than providing the Services.

7.2 SAFEGUARDING DATA. EDS will maintain safeguards against the destruction, loss or alteration of the SSP Solutions Data in the possession of EDS, which are consistent with those written procedures established and in use by SSP Solutions as of the Effective Date and provided to EDS. To the extent that any such procedures have not been established, EDS will maintain safeguards that are no less rigorous than those maintained by EDS for its own information of a similar nature. SSP Solutions will have the right to establish backup security for the SSP Solutions Data and to keep backup data and data files in its possession if it so chooses; provided, however, that EDS will have access to such backup data and data files as is reasonably required by EDS.

7.3 PRIVACY LAWS. The Parties acknowledge and agree that SSP Solutions will be and remain the controller of the SSP Solutions Data for purposes of all applicable laws relating to data privacy, transborder data flow and data protection (collectively, the "Privacy Laws"), and nothing in this Agreement or any Task Order will restrict or limit in any way SSP Solutions' rights or obligations as owner and/or controller of the SSP Solutions Data for such purposes. The Parties also acknowledge and agree that EDS may have certain responsibilities prescribed by applicable Privacy Laws as a processor of the SSP Solutions Data, and EDS hereby acknowledges such responsibilities to the extent required thereby for processors of data and agrees that such responsibilities will be considered as a part of the Services to be provided by EDS under this Agreement and each Task Order; provided, however, that in the event that Privacy Laws to which the activities contemplated by this Agreement and each Task Order are modified, EDS will work with SSP Solutions in an effort to continue to comply with such Privacy Laws, as so modified, but to the extent that such modifications expand the scope of the activities previously undertaken by EDS pursuant to this Section 7.3, EDS will, at SSP Solutions' reasonable request, provide such additional activities as additional services so long as the Parties reach a mutual written agreement regarding the nature and scope of such services, the period of time during which such services will be provided and the basis upon which EDS will be compensated therefor.

7.4      CONFIDENTIALITY.

         (a) SCOPE OF OBLIGATIONS. Except as otherwise expressly provided in this Agreement or a Task Order, EDS and SSP Solutions each agrees that (i) all information communicated to it by the other and identified as confidential, whether before or after the Effective Date, (ii) all information identified as confidential to which it has access in connection with the Services, whether before or after the Effective Date, and
                  (iii) this Agreement, each Task Order and the Parties' rights and obligations hereunder and thereunder, will be and will be deemed to have been received in confidence and will be used only for purposes of this Agreement and each Task Order, and each of EDS and SSP Solutions agrees to use the same means as it uses to protect its own confidential information, but in no event less than reasonable means, to prevent the disclosure and to protect the confidentiality thereof. No such information will be disclosed by the recipient Party without the prior written consent of the other Party; provided, however, that each Party may disclose this Agreement, each Task Order and the other Party's confidential information to those of the recipient Party's attorneys, auditors, insurers (if applicable), subcontractors and full time employees who have a need to have access to such information in connection with their employment (or engagement, if applicable) by the recipient Party, so long as the recipient Party requires, in the case of its attorneys, auditors and insurers, that each of them execute a confidentiality agreement containing terms and conditions no less restrictive than those set forth in this
                  Section 7.4 and advises, in the case of its subcontractors and employees, each such subcontractor and employee of the confidentiality obligations set forth in this Section 7.4. In any event, compliance by each of the persons referenced in the preceding sentence with the confidentiality obligations set forth in this Section 7.4 will remain the responsibility of the Party employing or engaging such persons. Notwithstanding the foregoing, EDS may disclose this Agreement, each Task Order and other confidential information to which it has access hereunder and thereunder to professional advisers, financial institutions and other third parties in connection with any transaction entered into to provide financing related to this Agreement and any Task Order or the obligations of EDS hereunder or thereunder, so long as each of them execute a confidentiality

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
                  agreement containing terms and conditions no less restrictive than those set forth in this Section 7.4.

         (b) EXCEPTIONS. The foregoing will not prevent either Party from disclosing information that belongs to such Party or (i) is already known by the recipient Party without an obligation of confidentiality other than under this Agreement or a Task Order, (ii) is publicly known or becomes publicly known through no unauthorized act of the recipient Party, (iii) is rightfully received from a third party, (iv) is independently developed without use of the other Party's confidential information or (v) is disclosed without similar restrictions to a third party by the Party owning the confidential information. If confidential information is required to be disclosed pursuant to a requirement of a governmental authority, such confidential information may be disclosed pursuant to such requirement so long as the Party required to disclose the confidential information, to the extent possible, provides the other Party with timely prior notice of such requirement and coordinates with such other Party in an effort to limit the nature and scope of such required disclosure; provided, however, that, in the event of a tax audit, (A) notice of a disclosure requirement in connection therewith will not be given, and (B) the Parties will use commercially reasonable efforts to ensure that any confidential information that is subject to a valid request for delivery of a copy of such information (including a copy of this Agreement) to the taxing authority is not subject to further disclosure by it (such as by marking such information as a trade secret). If confidential information is required to be disclosed in connection with the conduct of any mediation or arbitration proceeding carried out pursuant to the terms of Article IX, such confidential information may be disclosed pursuant to and in accordance with the approval and at the direction of the mediator or arbitrator, as the case may be, conducting such proceeding. Upon written request of the disclosing Party at the expiration or termination of this Agreement and all Task Orders for any reason, all such documented confidential information (and all copies thereof) of the disclosing Party will be returned to the disclosing Party or will be destroyed, with written certification thereof being given to the disclosing Party. The provisions of this Section 7.4 will survive the expiration or termination of this Agreement and each Task Order for any reason.

7.5      AUDIT RIGHTS.

         (a) GENERAL. Employees of SSP Solutions and its auditors who are from time to time designated by SSP Solutions and who agree in writing to the security and confidentiality obligations and procedures reasonably required by EDS will be provided with reasonable access to any facility at which the Services are being performed to enable them to conduct audits of EDS' performance of the Services and other matters relevant to this Agreement and each Task Order, including (i) verifying the accuracy of EDS' charges to SSP Solutions and (ii) verifying that the Services are being provided in accordance with this Agreement and each Task Order, including any applicable performance criteria, standards and milestones.

         (b) PROCEDURES. Such audits may be conducted once a year during reasonable business hours; provided, however, that the Parties may agree to more frequent audits as deemed reasonably necessary. SSP Solutions will provide EDS with prior written notice of an audit. EDS will cooperate in the audit, will make the information reasonably required to conduct the audit available on a timely basis and will assist the designated employees of SSP Solutions or its auditors as reasonably necessary. If SSP Solutions requests resources beyond those resources then assigned to the account team under this Agreement who are able to provide reasonable assistance of a routine nature in connection with such audit, such resources will be provided as additional services so long as the Parties reach a mutual written agreement regarding the nature and scope of such services, the period of time during which such services will be provided and the basis upon which EDS will be compensated therefor. Records that support EDS' performance of the Services and other matters relevant to this Agreement and each Task Order will be retained by EDS in accordance with EDS' retention guidelines. Notwithstanding anything to the contrary in this Agreement or any Task Order, EDS will not be required to provide access to the proprietary data of EDS or other EDS customers. All information learned or exchanged in connection with the conduct of an audit, as well as the results of any audit, is confidential and will

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
                  be subject to Section 7.4.

         (c) RESULTS. Following an audit, SSP Solutions will conduct an exit conference with EDS to discuss issues identified in the audit that pertain to EDS, and SSP Solutions will give EDS a copy of any portion of the audit report pertaining to EDS. The Parties will review each EDS audit issue and will determine
                  (i) what, if any, actions will be taken in response to such audit issues, when and by whom and (ii) which Party will be responsible for the cost of taking the actions necessary to resolve such issues. Any such determination will be based on the following criteria: (A) who the owner of the original deficiency is; (B) who has contractual responsibility for the improvement of internal controls; and (C) who owns the standards against which the audit is done. EDS will not be responsible for the cost of an audit, unless otherwise agreed to in writing by the Parties.

                             ARTICLE VIII. PAYMENTS

8.1 CHARGES FOR SERVICES. In consideration for the performance of the Services, SSP Solutions will pay to EDS the charges set forth in each Task Order, plus any and all Collected Taxes (as defined in Section 8.6(a)), and such charges will be subject to periodic adjustment in the manner and to the extent indicated therein. Unless otherwise expressly provided in a Task Order with respect to the charges to be paid thereunder, EDS will invoice SSP Solutions for such charges on a monthly basis in advance, with each invoice setting forth the charges related to the Services to be performed in the following month. EDS either will include on each such invoice, or will bill SSP Solutions separately for, the Collected Taxes for which SSP Solutions is responsible hereunder. Notwithstanding anything to the contrary regarding the above paragraph, the Parties each agree to discuss in good faith SSP Solutions' advance payment conditions as described under this Section 8.1 to determine what changes if any may be made after the twelfth (12th) calendar month after the Effective Date; provide, however, SSP Solutions is not and does not become in default of its payment obligations Agreement including its payment obligations under any and all Task Order.

8.2 OUT-OF-POCKET EXPENSES. SSP Solutions will pay, or reimburse EDS for, the reasonable out-of-pocket expenses, other including travel and travel-related expenses, incurred by EDS, with the prior written consent of SSP Solutions, in connection with EDS' performance of its obligations under this Agreement and each Task Order. EDS will invoice SSP Solutions separately for all such out-of-pocket expenses, which invoice will be sent by EDS to SSP Solutions after EDS incurs such expenses and will contain an itemized listing of the applicable expenses.

8.3 ANNUAL ADJUSTMENTS TO CHARGES. The charges set forth in each Task Order will be subject to the adjustments described in Schedule 8.3.

8.4 TIME OF PAYMENT; DISPUTED AMOUNTS. Unless otherwise expressly provided in a Task Order with respect to the charges to be paid thereunder, any amount due to EDS under this Agreement and each Task Order and not disputed in good faith by SSP Solutions (as provided below) will be due and payable on the 15th calendar day from the date of the invoice from EDS therefore; which EDS will submit such invoice by the 10th calendar day of each contract calendar month for Services to be performed during the following month. All amounts will be payable to EDS by check or by ACH (for amounts less than $1,000,000) or Wire Transfer (for amounts of $1,000,000 or more), in accordance with payment instructions provided by EDS from time to time, so as in each case to constitute immediately available funds by 12 noon, Plano, Texas time, on the payment date no matter what the method of payment. Any amount not paid when due will bear interest until paid at a rate of interest equal to the lesser of
         (a) the prime rate established from time to time by Citibank of New York plus two percent or (b) the maximum rate of interest allowed by applicable law. If any portion of an amount due to EDS under this Agreement or a Task Order is subject to a bona fide dispute between the Parties, SSP Solutions will pay to EDS on the date such amount is due all amounts not disputed in good faith by SSP Solutions. Within 15th calendar days of SSP Solutions' receipt of the invoice on which a disputed amount appears, SSP Solutions will notify EDS in writing of the specific items in dispute, will describe in detail SSP Solutions' reason for disputing each such item and will initiate the Dispute resolution process as described herein. Within 10

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
         calendar days of EDS' receipt of such notice, the Parties will negotiate in good faith pursuant to the provisions of Article IX to reach settlement on any items that are the subject of such dispute. If SSP Solutions does not notify EDS of any items in dispute within such 15-day period of time, SSP Solutions will be deemed to have approved and accepted such invoice.

8.5      TAXES.

         (a) GENERAL. Unless SSP Solutions provides EDS with a valid and applicable exemption certificate, there will be added to any charges under this Agreement and each Task Order, or there will be separate billing for, and SSP Solutions will bear the cost of and will pay to EDS, or reimburse EDS for, any and all Collected Taxes arising from or imposed on this Agreement or any Task Order, the transactions arising hereunder or thereunder, the charges payable hereunder or thereunder, the Services (including telecommunications services) or the provision, license or sale thereof or the Software, equipment, materials, property (tangible or intangible) or other resources provided hereunder or thereunder or used in connection herewith or therewith; provided, however, that SSP Solutions' obligations hereunder with respect to Collected Taxes will not apply to any income taxes that are based on or measured by EDS' net income. For purposes of this Agreement, "Collected Taxes" means any present or future taxes, assessments, duties, permits, tariffs, fees and other charges of any kind, however designated, assessed, charged or levied now or hereafter, including without limitation sales, use, state, local, provincial, property, gross receipts, (including federal excise), transaction, goods and services, value-added or similar taxes, or other taxes or amounts of whatever nature or in lieu thereof, and all fines, penalties, interest, additions to taxes (penalty in nature) or similar liabilities imposed in connection therewith. Subject to Section 11.1(e), SSP Solutions will indemnify and defend EDS from any and all Collected Taxes in connection with this Agreement or each Task Order, including without limitation any additions to tax, penalties, interest, fines, fees, reasonable attorneys' and accountants' fees and other expenses arising out of, under or in connection with any claim (i) that any Collected Taxes are not paid at the time or in the manner required by applicable law or (ii) for any other breach by SSP Solutions of this
                  Section 8.5.

         (b) REPORTS AND RETURNS. All reports and returns required to be filed with regard to Collected Taxes will be prepared and timely filed by the Party required by the applicable taxing authority to file such reports and returns. If EDS takes a position on any form, in any return, on audit or otherwise on behalf of SSP Solutions, or at SSP Solutions' request, SSP Solutions will bear the cost of and pay EDS, or reimburse EDS for the payment of, any and all expenses and liabilities, including without limitation Collected Taxes, costs, reasonable attorneys' and accountants' fees and other expenses or disbursements arising out of, attributable to or in connection with any audit or contest of such Collected Taxes, or any claim or assessment claimed by any taxing authority.

         (c) MINIMIZATION OF TAXES. The Parties will reasonably cooperate in the minimization of taxes to the extent legally permissible. The Parties agree that, for state and local sales and use tax purposes, the amounts payable under this Agreement and each Task Order will be audited, where permissible, by the applicable taxing authority as part of EDS' state and local sales and use tax audits, but SSP Solutions will pay, or reimburse EDS for, any and all Collected Taxes assessed under the audits.

         (d) TAX AUDITS. If any claim is made or liability asserted by notice to or commencement of proceedings against EDS (or any of its affiliates) for any Collected Taxes as to which SSP Solutions has a payment obligation pursuant to this Section 8.5, EDS will notify SSP Solutions of such claim or liability in writing and will furnish SSP Solutions with copies of the claim or notice of liability and all other applicable writings received from the applicable taxing authority; provided, however, that EDS' failure to so notify or furnish such copies to SSP Solutions will not operate to relieve SSP Solutions of its obligation to indemnify EDS under this Agreement. Within 15 days of SSP Solutions' receipt of notice from EDS of such claim or liability, but not later than three business days before the date required to timely file any documents with the applicable taxing authority, SSP Solutions may request

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                  that EDS contest such claim or liability. If (i) requested by
                  SSP Solutions, (ii) a good faith, reasonable basis (as defined in Section 6662(d)(2)(B)(ii)(II) of the Internal Revenue Code of 1986, as amended) exists for such contest and (iii) EDS determines that such contest will not result in any adverse impact to EDS (or any of its affiliates), EDS will, in good faith and at SSP Solutions' sole cost and expense (including reimbursement by SSP Solutions to EDS of all reasonable costs and expenses incurred, including reasonable attorneys' and accountants' fees), contest the claim or liability; provided, however, that EDS will determine, in its sole discretion, the nature of all actions to be taken to contest such claim or liability, including (A) whether any action to contest such claim or liability will be initially by way of judicial or administrative proceedings, or both, (B) whether any such claim or liability will be contested by resisting payment therefor or by paying the same and seeking a refund thereof and (C) if EDS undertakes judicial action with respect to such claim or liability, the court or other judicial body before which such action will be commenced. EDS will have full control over any contest pursuant to this Section 8.5(d); provided, however, that SSP Solutions will have the right to participate in any such proceedings or hearings, including the right, to the extent permitted by law and only for discussions relating to claims or liabilities which EDS is contesting thereunder, to attend governmental or judicial conferences concerning such claims or liabilities; and provided further and subject to the other provisions of this Section 8.5(d), EDS will not discriminate against any such claim or liability as compared with other proposed claims involving potential tax liability of EDS and will not, without SSP Solutions' consent, settle any such claim or liability for which SSP Solutions would be required to indemnify EDS hereunder. EDS will advise SSP Solutions of all relevant action taken or proposed to be taken by the applicable taxing authority and of all relevant action proposed to be taken by EDS and will permit SSP Solutions, upon SSP Solutions' request, reasonable opportunities to review the content of documentation, petitions, protests, memoranda of fact and law, briefs and stipulations of fact, each relating exclusively to a claim or liability for which SSP Solutions would be required to indemnify EDS hereunder; provided, however, that EDS' failure to so advise SSP Solutions or to so permit SSP Solutions to review such documentation as provided above will not operate to relieve SSP Solutions of any obligation to indemnify EDS hereunder. Notwithstanding the foregoing, at any time, whether before or after commencing any contest or action under this
                  Section 8.5(d), EDS, in its sole discretion, may decline to pursue such contest or action with respect to all or any portion of a claim or liability, or EDS may pursue such contest or action without notifying SSP Solutions in compliance with this Section 8.5(d); provided, however, that in such instance, SSP Solutions will be relieved of its obligation to indemnify EDS with respect to the claim or liability or such portion thereof, as the case may be. The provisions of this Section 8.5 will survive the expiration or termination of this Agreement and each Task Order for any reason.

            ARTICLE IX. DISPUTE ESCALATION, MEDIATION AND ARBITRATION

9.1 DISPUTE ESCALATION. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement or any Task Order (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement or any Task Order) (a "Dispute"), then upon the written request of either Party, each of the Parties will appoint a designated senior business executive (other than the EDS Account Executive or the SSP Solutions Representative) whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated executives will meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. In the event that the Dispute is monetary in nature and the Parties are unable to agree on any proposed adjustments to the charges as described under Section 8.4 within 10 business days of receipt of written notice to EDS by SSP Solutions that such charges are in dispute, the Parties shall refer such Dispute to consideration in person or by telephone by an executive

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
         officer of the Party, which for the purpose of clarification only would include at least (i) the Chief Operation Officer for SSP Solutions, and
         (ii) the Regional Delivery Account Executive for EDS, or their designate ("Executive Representative") within ten (10) business days. In the event that the Executive Representatives do not resolve the Dispute within ten (10) business days of receipt of the notice given pursuant to this Section 9.1, either Party may require the Parties submit the Dispute to mediation by a mutually acceptable third party mediator with knowledge of the industry as described under Section 9.2. No formal proceedings for the resolution of the Dispute under Section
         9.2 or 9.3 may be commenced until the earlier to occur of (a) a mutual good faith conclusion by the designated executives that amicable resolution through continued negotiation of the matter in issue does not appear likely or (b) the 30th day after the initial request to negotiate the Dispute.

9.2 MEDIATION; ARBITRATION. Any Dispute that the Parties are unable to resolve through informal discussions or negotiations pursuant to
         Section 9.1 will be submitted to non-binding mediation. The Parties will mutually determine who the mediator will be from a list of mediators obtained from the American Arbitration Association office located in the city determined as set forth below in this Section 9.2 (the "AAA"). If the Parties are unable to agree on the mediator, the mediator will be selected by the AAA. If any Dispute is not resolved through mediation, it will be resolved by final and binding arbitration conducted in accordance with and subject to the Commercial Arbitration Rules of the AAA then applicable. One arbitrator will be selected by the Parties' mutual agreement or, failing that, by the AAA, and the arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The arbitrator will reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the scope of discovery, except that no requests for admissions will be permitted and interrogatories will be limited to identifying (a) persons with knowledge of relevant facts and (b) expert witnesses and their opinions and the bases therefor. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. Any negotiation, mediation or arbitration conducted pursuant to Section 9.1 or 9.2 will take place in Plano, Texas if initiated by SSP Solutions and in Irvine, California, if such matter is initiated by EDS, and each Party will bear its own costs and expenses of any such negotiation, mediation or arbitration, including one-half of the fees and expenses of the mediator or arbitrator, if applicable. Other than those matters involving injunctive relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Article IX are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute or the performance of the Services by EDS. Nothing in this Article IX prevents the Parties from exercising their right to terminate this Agreement in accordance with Article X.

9.3 CONTINUED PERFORMANCE; ESCROW ACCOUNT. Unless (a) EDS has commenced a proceeding or has presented a claim pursuant to this Article IX for nonpayment by SSP Solutions of amounts due under this Agreement or one or more Task Orders, and SSP Solutions does not promptly pay all amounts in dispute into an escrow account as required below and does not otherwise continue to make payment to EDS in accordance with this Agreement of all amounts not required to be so escrowed, or (b) this Agreement or one or more Task Orders have been terminated in accordance with Article X, EDS will continue to provide the Services during any dispute resolution proceedings (whether informal or formal) commenced pursuant to this Article IX and SSP Solutions will continue to perform its obligations (including the making of payments) in accordance with this Agreement and each Task Order. In the event that the Parties can not reach agreement during the informal Dispute resolution process as described under Section 9.1 above, and the Parties elect to take the Dispute directly to mediation or arbitration as described under Section 9.2, SSP Solution will deposit such Disputed amounts up to the lesser of (i) the maximum amount in dispute or (ii) the extent of EDS' liability under Section 11.2(a), into an escrow account established in the manner set forth in this Section 9.3 (the "Escrow Cap"). As of the date of escrow, any disputed payment will be paid pending resolution of the Dispute into an escrow account that is structured by agreement of the Parties or, if agreement cannot be reached, as directed by the mediator or arbitrator, as the case may be, engaged in accordance with this Article IX. Any such escrow account will provide for the payment of interest on the amounts deposited therein, and the Parties (if the Dispute is resolved informally) or the mediator or arbitrator, as the case may be (if the Dispute is resolved formally), will make the determination regarding distribution of such deposited amounts plus interest. In

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
         addition to the escrow, SSP Solutions will continue to make payment to EDS of all amounts not in dispute (and all amounts in dispute that are in excess of the Escrow Cap) in accordance with this Agreement. If SSP Solutions fails to escrow disputed payments up to the Escrow Cap or to otherwise continue to make payment to EDS in accordance with this Agreement of all amounts not required to be so escrowed, EDS may apply to any court of competent jurisdiction to seek injunctive relief for such failure and will have the right to terminate this Agreement and any outstanding Task Orders in accordance with Section 10.2.

                             ARTICLE X. TERMINATION

10.1 TERMINATION FOR CAUSE. If either Party materially defaults in the performance of any of its duties or obligations under this Agreement or any Task Order (except for a default in payments to EDS, which will be governed by Section 10.2), which default is not substantially cured within 60 days after written notice is given to the defaulting Party specifying such default or, with respect to those defaults that cannot reasonably be cured within 60 days, should the defaulting Party fail to proceed within 60 days to commence curing the default and thereafter to proceed with reasonable diligence to substantially cure the default, the Party not in default may, by giving written notice thereof to the defaulting Party, terminate either (a) the Task Order(s) under which the uncured default has occurred or (b) this Agreement and all outstanding Task Orders (including the one(s) under which the uncured default has occurred), in either case as of the date of receipt by the defaulting Party of such notice or as of a future date specified in such notice of termination.

10.2 TERMINATION FOR NONPAYMENT. If SSP Solutions defaults in the payment when due of any amount due to EDS pursuant to this Agreement or any Task Order, and does not cure such default within 10 days after being given written notice of such default or otherwise does not comply with
         Section 9.3, EDS may, by giving written notice thereof to SSP Solutions, terminate either (a) the Task Order(s) under which the uncured default has occurred or (b) this Agreement and all outstanding Task Orders (including the one(s) under which the uncured default has occurred), in either case as of the date of receipt by SSP Solutions of such notice or as of a future date specified in such notice of termination.

10.3 TERMINATION OF DORMANT AGREEMENT. If at any time during the term of this Agreement there are no Task Orders with an unexpired term (including as a result of termination of any and all Task Orders) and no Task Orders have been entered into by the Parties during the prior 12-month period, either Party may terminate this Agreement by giving at least 30 days' prior written notice to the other Party.

10.4 TERMINATION FOR BANKRUPTCY AND RELATED EVENTS. Subject to Title 11, United States Code, if either Party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other Party may, by giving written notice thereof to such Party, terminate this Agreement and all outstanding Task Orders as of a date specified in such notice of termination.


10.5 TERMINATION FOR FAILURE TO MEET OTHER REVENUE COMMITMENTS. As of the Effective Date of this Agreement, SSP Solutions and EDS each acknowledge and agrees that an aggregate sum of $708,489.46 remains outstanding and is due and owing to EDS pursuant to the terms and conditions of the Alliance Agreement, dated November 8, 2000, between EDS and SSP Solutions as successor in interest to Biz Interactive Zone Inc. SSP Solutions will pay to EDS in full all such amounts due and owing to EDS under invoice numbers #U1219505, #U1219508, #U1219509, #U1234064, #U1234765, #U1236175, #U1250041, and #U1250042 by or before
         December 31, 2001 ("Other Revenue Commitment"). In the event that SSP Solutions defaults in its payment obligations of the Other Revenue Commitment as described in the foregoing, EDS may terminate this Agreement and any and all Task Order(s) incorporated thereunder by giving to SSP Solution a ten (10) days written notice as of a future date specified in such notice of termination. Additionally, EDS reserves all rights to terminate the Alliance Agreement in conjunction with the termination of this Agreement and any Task Order pursuant to the terms of this Section 10.5.


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
10.6      EFFECTS OF EXPIRATION OR TERMINATION.

         (a) EXPIRATION OR TERMINATION OF TASK ORDER ONLY. Upon expiration or termination of a Task Order, but not this Agreement, EDS will cease to perform the Services covered thereby, and SSP Solutions will pay to EDS all amounts due to EDS under such Task Order for all Services performed and expenses incurred (including those expenses that, instead of being concurrently billed, have been included in future payments to be made by SSP Solutions) through the effective date of such expiration or termination. Expiration or termination of a Task Order will not affect any other Task Orders the performance of which by either or both of the Parties remains outstanding, unless the Parties otherwise agree in writing. In addition, the transition provisions set forth in Section 10.6(d) will apply, to the extent indicated therein.

         (b) EXPIRATION OF AGREEMENT WITH NO OUTSTANDING TASK ORDERS OR TERMINATION OF AGREEMENT. Upon expiration of this Agreement at a time when no Task Orders are outstanding or upon termination of this Agreement (and all outstanding Task Orders) by SSP Solutions in accordance with this Article X, EDS will cease to perform the Services covered hereby and thereby, and SSP Solutions will pay to EDS all amounts due to EDS hereunder and thereunder for all Services performed and expenses incurred (including those expenses that, instead of being concurrently billed, have been included in future payments to be made by SSP Solutions) through the effective date of such expiration or termination. In addition, the transition provisions set forth in Section 10.6(d) will apply, to the extent indicated therein.

         (c) EXPIRATION OF AGREEMENT WITH OUTSTANDING TASK ORDERS. Upon expiration of this Agreement when one or more Task Orders are outstanding, this Agreement will remain in full force and effect solely for purposes of allowing the activities covered thereby to be completed, with the date of such completion to be deemed the "expiration date" or "effective date termination" for purposes of Section 10.6(d). Thereafter, EDS will cease to perform the Services covered hereby and thereby, and SSP Solutions will pay to EDS all amounts due to EDS hereunder and thereunder for all Services performed and expenses incurred (including those expenses that, instead of being concurrently billed, have been included in future payments to be made by SSP Solutions) through the effective date of such expiration or termination. In addition, the transition provisions set forth in Section 10.6(d) will apply, to the extent indicated therein.

         (d) TRANSITION ASSISTANCE AT EXPIRATION OR TERMINATION OF TASK ORDER OR AGREEMENT. In connection with (i) the expiration of this Agreement or any Task Order or (ii) the termination by SSP Solutions of any Task Order or this Agreement (and all outstanding Task Orders) pursuant to this Article X, and if requested by SSP Solutions in writing within a reasonable period of time, but in no event less than 90 days, prior to the applicable expiration date or effective date of termination, EDS will provide, at SSP Solutions' expense, a reasonable amount of transition assistance the nature and extent of which will be determined by the Parties in writing based on the circumstances surrounding the upcoming expiration or termination. If the transition assistance extends beyond the expiration date or effective date of termination by SSP Solutions of this Agreement or any affected Task Order(s), the provisions of this Agreement and such Task Order(s) will remain in effect for the duration of the agreed upon transition assistance period and will apply to all transition assistance services provided by EDS during such period (subject to the last two sentences of Section 10.6(e)). SSP Solutions acknowledges and agrees that, as indicated above in this Section 10.6(d), EDS will have no obligation to provide any form of transition assistance if EDS terminates any Task Order or this Agreement (and all outstanding Task Orders) pursuant to this Article X.


         (e) CHARGES. For so long as this Agreement and any Task Order remains in effect and during the transition assistance period but subject to the last two sentences of this Section 10.6(e), SSP Solutions will pay to EDS the charges set forth in this Agreement and such Task Order(s). If the transition assistance provided by EDS under this Section 10.6 requires personnel or other resources in excess of

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                  those resources then being provided by EDS under the Task
                  Order(s) which have expired or been terminated, SSP Solutions will pay EDS for such additional resources at EDS' then current commercial billing rates on such periodic basis as the Parties agree in writing. Notwithstanding anything to the contrary in this Agreement or any Task Order, all charges to be paid by SSP Solutions to EDS during the transition assistance will be paid on a monthly basis in advance.

                      ARTICLE XI. INDEMNITIES AND LIABILITY

11.1     INDEMNITIES

         (a)      CLAIMS RELATING TO PERSONAL INJURY AND PROPERTY DAMAGE.

                  (i) GENERAL. EDS and SSP Solutions each will be responsible for any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses") to their respective tangible personal or real property (whether owned or leased), and each Party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. EDS and SSP Solutions each will be responsible for Losses for the death of or personal injury to any person (including any employee of either Party) and Losses for damages to any third party's tangible personal or real property (whether owned or leased), in accordance with the law of the jurisdiction in which such Loss is alleged to have occurred. Subject to Sections 11.1(e) and 11.2, each Party will indemnify and defend the other Party from any and all Losses arising out of, under or in connection with claims for which the indemnitor is responsible under the preceding sentence.

                  (ii) WAIVER OF SUBROGATION. EDS and SSP Solutions waive all rights to recover against each other for any Loss to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. EDS and SSP Solutions will cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party. Each Party will give the other written notice if a waiver of subrogation is unobtainable or obtainable only at additional expense. If the Party receiving such notice agrees to reimburse the other Party for such additional expense, the other Party will obtain such waiver of subrogation. If a waiver is unobtainable or if a Party elects not to pay the additional expense of a waiver, then neither Party nor their insurers will waive such subrogation rights.

         (b)      INFRINGEMENT CLAIMS.

                  (i) GENERAL. Subject to Sections 11.1(e) and 11.2 and the limitations set forth below in this Section 11.1(b), EDS and SSP Solutions each agrees to defend the other Party against any third party action to the extent that such action is based upon a claim that the software (other than third party software) or confidential information provided by the indemnitor, or any part thereof, (i) infringes a copyright perfected under United States statute, (ii) infringes a patent granted under United States law or (iii) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret. The indemnitor will bear the expense of such defense and pay any damages and attorneys' fees that are attributable to such claim finally awarded by a court of competent jurisdiction.

                  (ii) EXCLUSIONS. Neither EDS nor SSP Solutions will be liable to the other for claims of indirect or contributory infringement. The indemnitor will have no liability to the indemnitee hereunder if (A) the claim of infringement is based upon the use of software provided by the indemnitor hereunder in connection or in combination with equipment, devices or software not supplied by the indemnitor or used in a manner for which the software was not designed,

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
                           (B) the indemnitee modifies any software provided by the indemnitor hereunder and such infringement would not have occurred but for such modification, or uses the software in the practice of a patented process and there would be no infringement in the absence of such practice, or (C) the claim of infringement arises out of the indemnitor's compliance with specifications provided by the indemnitee and such infringement would not have occurred but for such compliance.

                  (iii) ADDITIONAL REMEDY. If software or confidential information becomes the subject of a claim under this
                           Section 11.1(b), or in the indemnitor's opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees as required above in this
                           Section 11.1(b), the indemnitor may, at its option and in its sole discretion, (A) replace or modify the software or confidential information to make it noninfringing or cure any claimed misuse of another's trade secret or (B) procure for the indemnitee the right to continue using the software or confidential information pursuant to this Agreement. Any costs associated with implementing either of the above alternatives will be borne by the indemnitor but will be subject to Section 11.2. If neither alternative is pursued by, or (if pursued) available to, the indemnitor, (x) the indemnitee will return such software or confidential information to the indemnitor and (y) if requested by the indemnitee in good faith, the Parties will negotiate, pursuant to
                           Article IX but subject to Section 11.2, to reach a written agreement on what, if any, monetary damages (in addition to the indemnitor's obligation to defend the claim and pay any damages and attorneys' fees as required above in this Section 11.1(b)) are reasonably owed by the indemnitor to the indemnitee as a result of the indemnitee no longer having use of such software or confidential information. The payment of any such monetary damages will be the indemnitee's sole and exclusive remedy for the inability of the indemnitor to implement either of the above alternatives.

         (c) CLAIMS RELATING TO INTERNET USAGE. SSP Solutions warrants that the publication of any material delivered by or through it hereunder or under any Task Order will not violate the copyright laws of the United States or any other jurisdiction, unlawfully infringe or interfere in any way with the literary property or rights of another or contain libelous or indecent matter. Subject to Sections 11.1(e) and 11.2, SSP Solutions will indemnify and defend EDS from any and all Losses, including those associated with claims for indirect or contributory infringement, arising out of, under or in connection with any claims relating to (i) content, whether of an editorial, advertising or other nature, (ii) the provision, use, alteration or distribution thereof, the accessibility thereto or the exchange of information over the Internet in connection therewith, including copyright infringement, libel, indecency, false light, misrepresentation, invasion of privacy or image or personality rights, (iii) statements or other materials made or made available by readers of the content or by persons to whom the content is linked at the request of SSP Solutions or (iv) the conduct of SSP Solutions' business using the Internet. Notwithstanding the foregoing, subject to
                  Section 11.1(e) and 11.2, EDS will indemnify and defend SSP Solutions and hold SSP Solutions harmless from any and all Losses associated with claims of copyright infringement, libel, indecency, false light, misrepresentation, invasion of privacy or image or personality rights to the extent resulting from modifications made by EDS without SSP Solutions' authorization to SSP Solutions' graphics or other material content; provided, however, that EDS shall indemnify SSP Solutions pursuant to this Section 11.1(c) only to the extent such claims would not have arisen but for EDS' unauthorized modification of any such material content distributed through the Internet site.

         (d) THIRD PARTY INDEMNIFICATION OF EDS. Without limiting EDS' liability to SSP Solutions under this Agreement or any Task Order, each of the Parties acknowledge that by entering into and performing its obligations under this Agreement and each Task Order EDS will not assume and should not be exposed to the business and operational risks associated with SSP Solutions' business, and SSP Solutions therefore agrees, subject to Sections 11.1(e) and 11.2, to indemnify and defend EDS and

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                  hold EDS harmless from any and all third party Losses arising out of the conduct of SSP Solutions' business, including the use by SSP Solutions of the Services.

         (e)      PROCEDURES. The indemnification obligations set forth in this
                  Section 11.1 will not apply unless the Party claiming indemnification:

                  (i) NOTICE. Notifies the other promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying Party has knowledge in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify will only relieve the indemnitor of its obligations under this Section 11.1 if and to the extent that the indemnitor is prejudiced thereby; and

                  (ii) CONTROL OF DEFENSE. Gives the other Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, however, that the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee's cost and expense. However, if the indemnitor fails to promptly assume the defense of the claim, the Party entitled to indemnification may assume the defense at the indemnitor's cost and expense.

                  The indemnitor will not be responsible for any settlement or compromise made without its consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was liable to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

11.2     LIABILITY.

         (a)      GENERAL LIMITATIONS. Subject to the last sentence of this
                  Section 11.2(a), the liability of each Party to the other for all damages arising out of or related to a Task Order, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed, in the aggregate for all claims, actions and causes of action of every kind and nature, the Task Order Damages Limit for such Task Order. The liability of each Party to the other for all damages arising out of or related to this Agreement and all Task Orders, regardless of the form of action that imposes liability, whether in contract, equity, negligence, intended conduct, tort or otherwise, will be limited to and will not exceed, in the aggregate for all claims, actions and causes of action of every kind and nature, the sum of charges payable by SSP Solutions to EDS under this Agreement and all Task Orders (excluding payments for taxes or out-of-pocket expenses) during the six month period immediately preceding the date that the claim or action arose (the "Aggregate Damages Limit").

         (b) TASK ORDER DAMAGES LIMIT. Subject to Section 11.2(a), the "Task Order Damages Limit" for each Task Order will be stated in such Task Order. However, if the Task Order Damages Limit is omitted from a Task Order, the Task Order Damages Limit for such Task Order will be equal to the sum of ten percent (10%) of the aggregate monthly Services fees paid to EDS on the date of termination.

         (c) LIMITATION ON OTHER DAMAGES. In no event will the measure of damages payable by either Party include, nor will either Party be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of any party, including third parties, even if such Party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

         (d) EXCEPTIONS TO LIMITATIONS. The limitations set forth in Sections 11.2(a), 11.2(b) and 11.2(c) will not apply to (i) the liability of either Party to the extent such liability results from (A) that Party's acts of intentional tortious conduct in the performance or nonperformance of its obligations under this Agreement or any Task Order or (B) that Party's nonperformance of its payment obligations to the other expressly set forth in this Agreement or any Task Order (including, with respect to SSP Solutions, SSP Solutions' obligation to make payments to EDS during the original term of this Agreement as required hereby, whether in the form of charges for Services performed hereunder or for payment or reimbursement of taxes, out-of-pockets expenses or pass-through expenses, and EDS' lost profits for such payments) or (ii) the liability of SSP Solutions under Section 8.5.

         (e) DUTY TO MITIGATION. Each Party has a duty to mitigate the damages that would otherwise be recoverable from the other pursuant to this Agreement or any Task Order by taking appropriate and reasonable actions to reduce or limit the amount of such damages.

         (f) CONTRACTUAL STATUTE OF LIMITATIONS. No claim, demand for mediation or arbitration or cause of action which arose out of an event or events which occurred more than two years prior to the filing of a demand for mediation or arbitration or suit alleging a claim or cause of action may be asserted by either Party against the other.

         (g) ACKNOWLEDGMENT. The Parties expressly acknowledge that the limitations and exclusions set forth in this Section 11.2 have been the subject of active and complete negotiation between the Parties and represent the Parties' agreement taking into account each Party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and each Task Order and the payments and other benefits to be derived by each Party hereunder and thereunder. The provisions of this Section 11.2 will survive the expiration or termination of this Agreement and each Task Order for any reason.

                           ARTICLE XII. MISCELLANEOUS

12.1 RIGHT TO ENGAGE IN OTHER ACTIVITIES. SSP Solutions acknowledges and agrees that EDS may provide information technology services for third parties at any EDS facility that EDS may utilize from time to time for performing the Services. Subject to the restrictions on the use of data and the disclosure of confidential information set forth in Article VII, nothing in this Agreement or any Task Order will impair EDS' right to acquire, license, market, distribute, develop for itself or others or have others develop for EDS similar technology performing the same or similar functions as the technology and Services contemplated by this Agreement or any Task Order.

12.2 INDEPENDENT CONTRACTORS. The Parties are independent contractors, and neither this Agreement nor any Task Order will be construed as constituting either Party as partner, joint venturer or fiduciary of the other, as creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other. Except as otherwise expressly provided in this Agreement or any Task Order with respect to the Services covered thereby, each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by it pursuant to this Agreement and each Task Order.

12.3 ENTIRE AGREEMENT; SURVIVAL. This Agreement and each Task Order (including any schedules or exhibits referred to herein or therein and attached hereto or thereto, each of which is incorporated herein or therein, as applicable, by this reference for all purposes) constitute, as of the effective date of this Agreement or that Task Order, as applicable, the full and complete statement of the agreement of the Parties with respect to the subject matter hereof and thereof and supersede any previous or contemporaneous agreements, understandings or communications, whether written or oral, relating to such subject matter. The expiration or termination of this Agreement or any Task Order for any reason will not release either Party from any liabilities or obligations set forth herein or therein which (a) the Parties have expressly agreed will survive any such expiration or termination or (b) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination. Notwithstanding the forgoing, the Alliance Agreement will remain in force and full effect pursuant to the terms and conditions of the Alliance.

12.4 AMENDMENTS; WAIVER. Changes or modifications to this Agreement or any Task Order may not be made orally or through a course of dealing, but only by a written amendment or revision signed by the Parties. Any terms and conditions varying from this Agreement or any Task Order on any order, invoice or other notification from either Party are not binding on the other unless specifically accepted in writing by the other. Unless otherwise expressly provided in this Agreement or any Task Order, neither a delay nor omission by either Party to exercise, nor a course of dealing with respect to, any right or power under this Agreement or any Task Order will be construed to be a waiver thereof. No waiver of any breach of any provision of this Agreement or any Task Order will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof or thereof.

12.5 BINDING NATURE; ASSIGNMENT. This Agreement and each Task Order will be binding on the Parties and their successors and permitted assigns (it being understood and agreed that nothing contained in this Agreement or any Task Order is intended to confer upon any party other than EDS and SSP Solutions any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement or any Task Order). Except as otherwise expressly provided in Section 2.3 and except as noted below, neither Party may, nor will it have the power to, assign this Agreement and any Task Order, or any part hereof or thereof, without the consent of the other, which such consent shall not unreasonably be withheld. EDS may assign its rights to SSP Solutions' payments under this Agreement and each Task Order, including any termination amount payable pursuant to Article X, to a financial institution or other third party in connection with any transaction entered into to provide financing related to this Agreement or any Task Order or the obligations of EDS hereunder or thereunder, and any such assignee may further assign its rights hereunder in connection with such financing. Parties acknowledge that either of them may become a party to one or more transactions in the form of a merger (including a re-incorporation merger), consolidation, reorganization, stock sale or exchange, sale of all or substantially all of such Party's assets or some similar or related transaction, with the result being that the affected Party is the surviving entity and by operation of law the surviving entity assumes the rights and obligations under this Agreement and all Task Orders or, if the affected Party is not the surviving entity, the surviving entity continues to conduct the business conducted by the affected Party prior to consummation of the transaction, including the assumption of the rights and obligations under this Agreement and all Task Orders. No such transaction involving either Party will be deemed to be an assignment of this Agreement or any Task Order requiring the consent of the other, unless (a) in the case of EDS being involved in such a transaction, the transaction materially and adversely affects EDS' ability to continue to perform the Services in accordance with this Agreement or any Task Order or (b) in the case of SSP Solutions being involved in such a transaction, the transaction (i) materially changes the scope of Services as described in this Agreement or any Task Order, (ii) impairs EDS' ability to meet the applicable performance criteria, standards or milestones, (iii) impacts the cost for EDS to perform its obligations hereunder or thereunder or (iv) impairs SSP Solutions ability to meet its financial obligations hereunder or thereunder.

12.6 EXPORT REGULATIONS. This Agreement and each Task Order is expressly made subject to any United States government laws, regulations, orders or other restrictions regarding export from the United States of computer hardware, software, technical data or derivatives of such hardware, software or technical data. Notwithstanding anything to the contrary in this Agreement or any Task Order, SSP Solutions will not directly or indirectly export (or re-export) any computer hardware, software, technical data or derivatives of such hardware, software or technical data, or permit the shipment of same: (a) into (or to a national or resident of) Cuba, North Korea, Iran, Iraq, Libya, Syria or any other country to which the United States has embargoed goods; (b) to anyone on the U.S. Treasury Department's List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department's Denied Parties List; or (c) to any country or destination for which the United States government or a United States governmental agency requires an export license or other approval for export without first having obtained such license or other approval. Each Party will reasonably cooperate with the other and will provide to the other promptly upon request any end-user certificates, affidavits regarding re-export and/or permits required for any payment or any export or import of products or services under this Agreement or any Task Order. The provisions of this Section 12.6 will survive the expiration or termination of this Agreement and each Task Order for any reason.

12.7 APPROVALS AND SIMILAR ACTIONS. Except as otherwise expressly provided in this Agreement or any Task Order with respect to the actions to be taken thereunder, where agreement, approval, acceptance, consent or similar action is required of either Party by any provision of this Agreement or any Task Order, such action will not be unreasonably withheld or delayed. An approval or consent given by a Party under this Agreement or any Task Order will not relieve the other Party from responsibility for complying with the requirements of this Agreement or any Task Order, nor will it be construed as a waiver of any rights under this Agreement or any Task Order, except as and to the extent otherwise expressly provided in such approval or consent.

12.8 NOTICES. Except as otherwise expressly provided in this Agreement or a Task Order with respect to the notices to be given thereunder, all notices under this Agreement and each Task Order will be in writing and will be deemed to have been duly given if delivered personally or by a nationally recognized courier service, faxed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at the addresses set forth in Schedule 12.8. All notices under this Agreement and each Task Order that are addressed as provided in
         Schedule 12.8, (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, (b) if delivered by facsimile, will be deemed given when confirmed and (c) if delivered by mail in the manner described above, will be deemed given on the fifth business day after the day it is deposited in a regular depository of the United States mail. Either Party from time to time may change its address or designee for notification purposes by giving the other Party notice of the new address or designee and the date upon which such change will become effective.

12.9 EXCUSED PERFORMANCE. Neither Party will be deemed to be in default under this Agreement or any Task Order, or will be liable to the other, for failure to perform any of its non-monetary obligations under this Agreement or any Task Order for any period and to the extent that such failure results from any event or circumstance beyond that Party's reasonable control (each, a "Force Majeure Event"), including acts or omissions of the other Party or third parties, natural disasters, riots, war, civil disorder, court orders, acts or regulations of governmental bodies, labor disputes or failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment or lines, or other equipment failure, and which it could not have prevented by reasonable precautions or could not have remedied by the exercise of reasonable efforts, provided that the exercise of such reasonable precautions or reasonable efforts will not require the incurrence of any additional costs or expense. To the extent that disaster recovery services are included in the Services, the foregoing will not limit EDS' obligation to provide such services unless they also are affected by the Force Majeure Event.


12.10 PUBLIC RELATIONS AND MARKETING REFERENCES. Each Party will coordinate with the other regarding any media release, public announcement (such as a press release) or similar disclosure relating to this Agreement or any Task Order or its subject matter and will give the other Party a reasonable opportunity to review and comment on the content of such release, announcement or disclosure prior to its release. The Parties each acknowledge that the timely issuance of press releases and other announcements are of substantial contractual value to SSP Solutions, and such expedited processing of such approvals or comments as may be required by either EDS and/or SSP Solutions are deemed by the Parties to be a material provision of this Agreement. Each Party will use commercially reasonable efforts to obtain such internal corporate approvals or comments as may be required for such release in a timely manner; provided, however, that such approvals or comments do not exceed more than fifteen (15) business days from the receipt of written requested by a Party for approval or comments from the other Party. This provision does not alter the restrictions on the disclosure of confidential information set forth in Section 7.4 and, subject to
         Section 7.4 will not be construed so as to delay or restrict either Party from disclosing any information required to be disclosed in order to comply with any applicable laws, rules or regulations. Notwithstanding the foregoing but subject to any applicable laws, rules or regulations, each Party will have the right to list the name of the other Party, to make general references to the basic nature of the relationship between the Parties under this Agreement and to describe generally the type of services being provided by EDS to SSP Solutions under this Agreement and each Task Order in such Party's promotional and marketing materials, in such Party's oral or visual presentations to third parties, in interviews conducted by the news media or securities analysts and in or through any other available media channels, including print, internet, radio, cable and broadcast media.


12.11 CONSTRUCTION RULES. The Article and Section headings and table of contents used in this Agreement and each Task Order are for convenience of reference only and will not enter into the interpretation hereof or thereof. As used in this Agreement, unless otherwise expressly provided to the contrary, any reference to a "Section", "Article" or "Schedule" is a reference to a Section or Article of this Agreement or a Schedule attached to this Agreement. As used in this Agreement and each Task Order, unless otherwise expressly provided to the contrary, all references to days, months or years are references to calendar days, months or years. To the extent that the provisions of any Task Order and the schedules or exhibits referred to therein or attached thereto are inconsistent, to the extent possible such provisions will be interpreted so as to make them consistent, and if that is not possible, the provisions of the schedules and exhibits will prevail. If any provision of this Agreement or any Task Order is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, and such provision will be deemed to be restated to reflect the original intentions of the Parties as nearly as possible in accordance with applicable law. The Parties agree that this Agreement, including each outstanding Task Order, is an executory contract as contemplated by 11 U.S.C. Section 365. In performing its obligations under this Agreement and each Task Order, neither Party will be required to undertake any activity that would conflict with the requirements of any applicable law, rule, regulation, interpretation, judgment, order or injunction of any governmental authority. This Agreement and each Task Order may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument. The Parties acknowledge and agree that each has been represented by legal counsel of its choice throughout the negotiation and drafting of this Agreement, that each has participated in the drafting hereof and that this Agreement will not be construed in favor of or against either Party solely on the basis of a Party's drafting or participation in the drafting of any portion of this Agreement.


12.12 GOVERNING LAW. This Agreement and each Task Order will be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.


SSP SOLUTIONS INCORPORATED                  ELECTRONIC DATA SYSTEMS
                                            CORPORATION

By: /s/  Marvin Winkler                     By: /s/  Gordon Adams
    --------------------------------           -------------------------------
Name:    Marvin Winkler                     Name:    Gordon Adams
    --------------------------------           -------------------------------
Title:   Chief Executive Officer            Title:   Client Executive
    --------------------------------           -------------------------------
Date:    11/14/01                           Date:    11/16/01
    --------------------------------           -------------------------------

                                            EDS INFORMATION SERVICES L.L.C.

                                            By: /s/  Gordon Adams
                                               -------------------------------
                                            Name:    Gordon Adams
                                               -------------------------------
                                            Title:   Client Executive
                                               -------------------------------
                                            Date:    11/6/01
                                               -------------------------------

                             Schedule of Definitions

Defined Term                                        Location of Definition
AAA                                                 Section 9.2

Access                                              Schedule 4.1, Section 2

Aggregate Damages Limit                             Section 11.2(a)

Agreement                                           Introduction

Article                                             Section 12.11

Task Order                                          Section 1.1

Task Order Damages Limit                            Section 11.2(b)

SSP Solutions                                       Introduction

SSP Solutions Data                                  Section 7.1

SSP Solutions Facilities                            Schedule 4.1, Section 1

SSP Solutions Representative                        Section 2.2

Collected Taxes                                     Section 8.5(a)

Dispute                                             Section 9.1

EDS                                                 Introduction

EDS Account Executive                               Section 2.1

Effective Date                                      Section 1.2

Expiration Date                                     Section 1.2

Force Majeure Event                                 Section 12.9

Losses                                              Section 11.1(a)(i)

Party/Parties                                       Introduction

Privacy Laws                                        Section 7.3

Schedule                                            Section 12.11

Section                                             Section 12.11

Services                                            Section 1.1

Software Changes                                    Section 6.1(h)

                                  SCHEDULE 1.1

                             EXAMPLE TASK ORDER FORM

                                     [Date]


SSP Solutions Incorporation
17861 Cartwright Road
Irvine, California 92614
Attention:  __________________________

Re:      Task Order No. __________

Ladies and Gentlemen:

         This letter ("Task Order No. _______") will confirm the mutual understanding and agreement of SSP Solutions ("SSP Solutions"), and each of Electronic Data Systems Corporation, and EDS Information Services L.L.C. (collectively, "EDS") as to the terms and conditions pursuant to which EDS, itself and through its direct and indirect wholly-owned subsidiaries, will perform the Services described in this Task Order No. _______. All references to EDS in this Task Order No. _______ will be deemed to include all such subsidiaries, and EDS and SSP Solutions may be referred to in this Task Order No. _______ individually as a "Party" and together as the "Parties". The terms and conditions of this Task Order No. _______ are as follows:

1. This Task Order No. _______ is entered into by the Parties under the provisions of that certain Master Services Agreement, dated as of ____________________, _______, between each of SSP Solutions, EDS and EIS (the "Agreement"), and, except as otherwise provided in this Task Order No. _______, all applicable provisions of the Agreement are incorporated into this Task Order No. _______ by this reference.

2. The term of this Task Order No. _______ will commence on ____________________, __________, and, unless earlier terminated as provided in the Agreement or this Task Order No. _______, will expire on ____________________. The term of this Task Order No. _______ may be extended by the mutual written agreement of the Parties.

3. During the term of this Task Order No. _______, EDS will provide to SSP Solutions the Services described in the attached Attachment 1.

4. In connection with the Services provided by EDS under this Task Order No. _______, SSP Solutions will provide to EDS the support and resources described in the attached Attachment 2.

5. For the Services provided by EDS under this Task Order No. _______, SSP Solutions will pay to EDS the amounts specified in the attached Attachment 3. [INSERT A DESCRIPTION OF ALL DELIVERABLES IN ACCORDANCE WITH SECTION 1.3 OF THE AGREEMENT, IF APPLICABLE]

6. The Services provided by EDS under this Task Order No. _______ will be subject to the additional provisions set forth in the attached Attachment 4. [IN THE EVENT THAT OWNERSHIP OF DEVELOPED DELIVERABLES AS DESCRIBED UNDER SECTION 6.4 IS MODIFIED AS DESCRIBED UNDER SECTION 1.3 PURSUANT TO MUTUAL AGREEMENT BETWEEN THE PARTIES, INSERT THE APPLICABLE CHANGES]


7. The Termination Fee Schedule for this Task Order No. ___ is [INSERT THE APPLICABLE NUMBER OR REFERENCE

         SECTION NUMBER]

8. The amount of the Task Order Damages Limit for this Task Order No.-__________ is [INSERT THE APPLICABLE LIMIT].

Please indicate your agreement to the foregoing by signing both copies of this Task Order No. ________ and returning one fully executed copy to EDS.

                                     Very truly yours,

                                     ELECTRONIC DATA SYSTEMS
                                     CORPORATION

                                     By:
                                          ------------------------------------
                                     Title:
                                          ------------------------------------
                                     Date:
                                          ------------------------------------

                                     EDS INFORMATION SERVICES L.L.C.

                                     By:
                                          ------------------------------------
                                     Title:
                                          ------------------------------------
                                     Date:
                                          ------------------------------------

ACCEPTED AND AGREED TO:

SSP SOLUTIONS INCORPORATED

By:
   ------------------------------------
Title:
   ------------------------------------
Date:
   ------------------------------------

                             EXAMPLE OF ATTACHMENT 1
                                       TO
                             TASK ORDER NO. _______

                                    SERVICES

[[INTENTIONALLY LEFT BLANK; SERVICE DESCRIPTION TO BE ADDED ARE TO BE CONSIDERED IN THE DEVELOPMENT OF THE TASK ORDER.]

                             EXAMPLE OF ATTACHMENT 2
                                       TO
                             TASK ORDER NO. _______

                               SSP SOLUTIONS' ROLE

[[INTENTIONALLY LEFT BLANK; ROLES AND RESPONSIBILITIES TO BE ADDED ARE TO BE CONSIDERED IN THE DEVELOPMENT OF THE TASK ORDER.]]

                             EXAMPLE OF ATTACHMENT 3
                                       TO
                             TASK ORDER NO. _______

                                     CHARGES


[INTENTIONALLY LEFT BLANK; SPECIFIC CHARGES TO BE ADDED ARE TO BE CONSIDERED IN THE DEVELOPMENT OF THE TASK ORDER.]

                             EXAMPLE OF ATTACHMENT 4
                                       TO
                             TASK ORDER NO. _______

                              ADDITIONAL PROVISIONS


[INTENTIONALLY LEFT BLANK; ADDITIONAL PROVISIONS TO BE ADDED ARE TO BE CONSIDERED IN THE DEVELOPMENT OF THE TASK ORDER.]

                                  SCHEDULE 4.1
                               SSP SOLUTIONS' ROLE

1. FACILITIES. SSP Solutions will provide to EDS at its headquarters, located at 17861 Cartwright Road, Irvine, California 92614, at the Effective Date of this Agreement, and/or at any other SSP Solutions locations designated in each Task Order (the "SSP Solutions Facilities") the following items as required to perform its obligations under this Agreement or any Task Order, which will be used by EDS only to provide the Services: space, parking, office furnishings, janitorial service, computer hardware, computer software, voice communication services, data communication services, utilities (including heat and air conditioning), office-related equipment (such as telephones, file cabinets and desks), supplies, duplicating and facsimile equipment and services and premises security services, in each case as are required for EDS to perform the Services. SSP Solutions will give EDS access to such facilities in the same manner it give access to its own employees, and limiting access to prohibited areas accordingly. SSP Solutions will provide the SSP Solutions Facilities and items described in this
         Section 1 in a manner such that they (a) are kept free of health and safety hazards, (b) comply with and are maintained in compliance with all applicable local, state and federal laws, including the Americans with Disabilities Act, and (c) meet such operational, environmental and safety requirements as are required for EDS to perform the Services.

2. HARDWARE. SSP Solutions will use commercially reasonable efforts to provide to EDS access to such items of SSP Solutions hardware and related equipment (including personal computers, terminals, printers, remote job entry workstations and similar equipment), as well as telecommunications lines and equipment, at the SSP Solutions Facilities as EDS reasonably requests in connection with the performance by EDS of the Services. Further, with respect to any leased hardware and related equipment, SSP Solutions will obtain any consents from its vendors as are necessary for EDS to use such hardware and equipment in performing the Services. EDS will assist SSP Solutions in determining whether SSP Solutions will need to obtain any consents from vendors as contemplated by this Section 2. SSP Solutions will be responsible for obtaining any such consents and for finding an alternative solution in the event a vendor refuses consent. For purposes of this Agreement, "access" means the enjoyment of physical and legal use and operation of a specified item of property as required for EDS to perform its obligations under this Agreement and each Task Order.

3. SOFTWARE. SSP Solutions will use commercially reasonable efforts to provide, or cause to be provided, to EDS the right to access SSP Solutions-owned software and software licensed to SSP Solutions or a customer of SSP Solutions by a vendor if such is required for EDS to perform the Services, but for no other purpose. EDS will assist SSP Solutions in determining whether SSP Solutions will need to obtain any consents, licenses or other rights from vendors as contemplated by this
         Section 3. SSP Solutions will be responsible for obtaining any such consents, licenses or other rights and for finding an alternative solution in the event a vendor refuses consent.

4. INABILITY TO ACCESS. Notwithstanding Sections 2 and 3 of this Schedule 4.1, if for any reason (including a determination that the costs and expenses associated with obtaining consents, licenses or other rights or with finding an alternative solution are unreasonable) SSP Solutions declines or is unable to provide to EDS the right to access any hardware, related equipment or software for any reason, EDS will be relieved of those of its obligations under this Agreement and each Task Order that are affected by such lack of access rights, and the Parties will mutually agree in writing on any appropriate adjustments to this Agreement and each affected Task Order, whether with respect to the scope of the Services, EDS' charges or otherwise.

5. PERSONNEL RESOURCES. SSP Solutions will provide and make available to EDS appropriate management and technical personnel of SSP Solutions who will work with EDS and will perform, on a timely basis, those activities referenced in each Task Order, the responsibility for which is required therein to be assumed by SSP Solutions. In addition, SSP Solutions will cooperate with EDS through making available such personnel, management decisions, information, authorizations, approvals and acceptances in order that EDS' performance of the Services may be properly, timely and efficiently accomplished.

                                  SCHEDULE 8.3
                          ANNUAL ADJUSTMENT TO CHARGES

1. ADJUSTMENT TO CHARGES. Unless otherwise expressly provided in a Task Order with respect to the charges to be paid thereunder, the Parties acknowledge and agree to use the Employment Cost Index for Total Compensation (not seasonally adjusted), Private Industry Workers, White-collar occupations excluding sales, June 1989 = 100 (the "ECI"), as the basis for annual adjustments to all charges to be paid by SSP Solutions to EDS under each Task Order for those Services listed in
         Section 5 of this Schedule 8.4 (the "ECI Adjustable Charges"). The ECI is published by the Bureau of Labor Statistics (the "BLS") of the U.S. Department of Labor. For purposes of this Schedule 8.4, the most recently published ECI as of any anniversary of the Effective Date is the "ECI Current Index", and the "ECI Base Index" is the ECI Current Index from the prior anniversary of the Effective Date (or, for the first anniversary, the ECI most recently published as of the Effective
         Date). If, on any anniversary of the Effective Date, the ECI Current Index is higher than the ECI Base Index, then, effective as of such anniversary, an adjustment to the ECI Adjustable Charges will be made by increasing the ECI Adjustable Charges by the percentage that the ECI Current Index increased from the ECI Base Index. In calculating the percentage increase, the Parties agree to round to one decimal place. If, on any anniversary of the Effective Date, the ECI Current Index is lower than the ECI Base Index, no adjustment to the ECI Adjustable Charges will be made. If the period from the ECI Base Index to the ECI Current Index is other than 12 months, an adjustment to a full year will be made in the manner indicated in the example set forth in
         Section 3 of this Schedule 8.4. If an adjustment is not made on an anniversary date for any reason, then the ECI Base Index for the following anniversary date will be the same as the ECI Base Index for the anniversary date on which no adjustment was made, as indicated in the note to the third example set forth in Section 3 of this Schedule
         8.4. The ECI is published quarterly at the end of the month following the quarter measured, and the most recently published ECI as of the Effective Date was the ECI published on or around October 2001 for the quarter ending September 30, 2001. The Parties acknowledge and agree that EDS will adjust the ECI Adjustable Charges and will advise SSP Solutions of such adjustment in writing so that the new charges will amend this Agreement and become effective on the applicable anniversary of the Effective Date. If no adjustment is made on an anniversary date for any reason, EDS will advise SSP Solutions in writing of such fact.

2. ADJUSTMENT TO CHARGES EXAMPLE. The following is an example of the adjustments described in Section 1 of this Schedule 8.4. The specific numbers used in the example are for illustration purposes only and are not necessarily reflective of an actual calculation hereunder or the actual ECI.

         Annual Adjustment on First Anniversary Date:
                   Example Charge under this Agreement                                            $1,500.00
                   ECI Current Index                                                                  136.0
                   ECI Base Index (as of Effective Date)                                              129.9
                   Percentage Change                                         (136.0 - 129.9) / 129.9 = 4.7%
                   Charge Increased by (1+ Percentage Change)                        $1,500.00 * (1 + 4.7%)
                   Equals Adjusted Charge                                                         $1,570.50

         Annual Adjustment on Second Anniversary Date:
                   Adjusted Charge as of First Anniversary Date                                   $1,570.50
                   ECI Current Index                                                                  143.2
                   ECI Base Index (as of First Anniversary Date)                                      136.0
                   Percentage Change                                         (143.2 - 136.0) / 136.0 = 5.3%
                   Charge Increased by (1+ Percentage Change)                        $1,570.50 * (1 + 5.3%)
                   Equals Adjusted Charge                                                         $1,653.74

         Annual Adjustment on Third Anniversary Date:
                   Adjusted Charge as of Second Anniversary Date                                  $1,653.74
                   ECI Current Index                                                                  140.9

                   ECI Base Index (as of Second Anniversary Date)                                     143.2
                   Percentage Change                                                  No adjustment is made

                   Charge Increased by (1+ Percentage Change)                        $1,653.74 * (1 + 0.0%)
                   Equals Adjusted Charge*                                                        $1,653.74

         * The ECI Base Index for the fourth anniversary date would be 143.2.

3. CHANGES TO INDEX. In the event that the BLS should stop publishing the ECI or should substantially change the content, format or calculation methodology of the ECI, the Parties will substitute another comparable measure published by a mutually agreeable source, except as noted below. If the change is to redefine the base period for the ECI from one period to some other period, the Parties will continue to use the index but will use the new base period figures for all future adjustments. If the change is to the name of the ECI, the new name will be used instead of the old name so long as the numbers previously published for the index have not changed. If the change is to the publication schedule, the Parties may agree in writing to use a different publication schedule and to adjust any partial year to a full year, if needed. The adjustment to convert a partial year to a full year is shown below.

                   ECI Current Index as of July 1999                                                  151.0
                   ECI Base Index as of June 1999 - 1                                                 145.2
                   Percentage Change (rounded to 3 decimals)               (151.0 - 145.2) / 145.2 = 3.994%
                   Percent Times 12 Divided # of Months in Period                          3.994% * 12 / 13
                   Equals Percentage Change (rounded to 1 decimal)*                                    3.7%

                  * This calculation method will be used instead of the Percentage Change calculation shown in Section 2 of this
                  Schedule 8.4 if the period between the ECI Base Index and the ECI Current Index is other than 12 months.

                                  SCHEDULE 12.8
                                     NOTICES

FOR EDS                                                      EDS INFORMATION SERVICES L.L.C.
Electronic Data Systems Corporation                          Electronic Information Services L.L.C.
2101 Rosecrans Avenue                                        2101 Rosecrans Avenue
2nd Floor, West Wing                                         2nd Floor, West Wing
El Segundo, California 90245                                 El Segundo, California 90245
ATTN:  Sandra Chereb, Regional Client Delivery Executive     ATTN:  Sandra Chereb, Regional Client Delivery Executive
Telephone #:  (310) 335-7425                                 Telephone #:  (310) 335-7425
Fax #: (310) 335-7414                                        Fax #: (310) 335-7414



COPY TO EDS LEGAL CONTACT

Electronic Data Systems Corporation
5400 Legacy Drive
Mail Stop:  H3-3A-05
Plano, Texas 75024

ATTN: Office of General Counsel, Legal Affairs


FOR SSP SOLUTIONS                                            FOR SSP SOLUTIONS

SSP Solutions Incorporated                                   SSP Solutions Incorporated
17861 Cartwright Road                                        17861 Cartwright Road
Irvine, California 92614                                     Irvine, California 92614
ATTN:  Marvin Winkler                                        ATTN:  Richard Depew
Telephone #:  (949) 851-1085                                 Telephone #:  (949) 851-1085


COPY TO SSP LEGAL CONTACT

SSP Solutions Incorporated
11335 Hollowstone Drive
North Bethesda, MD 20852

ATTN:  Ken Mendelson
Telephone # (301) 816-0555